UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Crawford & Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2009

Dear Shareholder:

You are cordially invited to attend the Company’s 2009 Annual Meeting of Shareholders, which will be held on Tuesday, May 5, 2009, beginning at 2:00 p.m. Eastern Time at the Company’s headquarters, 1001 Summit Boulevard, N.E., Atlanta, Georgia 30319.

The official Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the meeting and the various matters on which you are being asked to vote.

As is our custom, a brief report will be made immediately after the annual meeting on the Company’s 2008 activities and the outlook for 2009. We hope you will be able to attend the annual meeting. Whether or not you plan to attend, it is important that you sign and return your Proxy promptly, as your vote is important to the Company.

On behalf of our Board of Directors, officers, and employees, we wish to thank you for your continued interest in and support of Crawford & Company.

Sincerely,

Jeffrey T. Bowman
President and Chief Executive Officer

CRAWFORD & COMPANY

P.O. Box 5047

Atlanta, Georgia 30302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 5, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the “Company”) will be held at the Company’s headquarters, 1001 Summit Boulevard, N.E., Atlanta, Georgia, 30319, on Tuesday, May 5, 2009, at 2:00 p.m. Eastern Time, for the following purposes:

1. To elect nine (9) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To vote on an amendment to the Crawford & Company Executive Stock Bonus Plan to increase the number of shares of Class A Common Stock available under the Plan by 4,000,000;

3. To vote on the adoption of the Crawford & Company International Employee Stock Purchase Plan;

4. To vote on the adoption of the Crawford & Company Non-Employee Director Stock Plan;

5. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2009 fiscal year; and

6. To transact any and all other such business as may properly come before the meeting or any adjournment or postponement thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 27, 2009. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 5, 2009 are entitled to vote at the annual meeting or any adjournment or postponement thereof. Shares of Class A Common Stock of the Company are not entitled to be voted at the annual meeting.

By Order of The Board of Directors,

Allen W. Nelson,
Secretary

Atlanta, Georgia

March 27, 2009

It is important that your shares of Class B Common Stock be represented at the annual meeting whether or not you are personally able to be present. Accordingly, please complete and sign the enclosed Proxy and return it in the accompanying postage prepaid envelope. Signing and returning the Proxy will not affect your right to vote in person at the annual meeting.

This Proxy is being solicited with respect to shares of Class B Common Stock of the Company by the Board of Directors of the Company. Proxies are not being solicited with respect to the shares of Class A Common Stock of the Company.

CRAWFORD & COMPANY

P.O. Box 5047

Atlanta, Georgia 30302

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 5, 2009

The Annual Meeting of Shareholders, and any adjournment or postponement thereof (the “Annual Meeting”), will be held at the headquarters of the Company, located at 1001 Summit Boulevard, N.E., Atlanta, Georgia 30319 on Tuesday, May 5, 2009 at 2:00 p.m., Eastern Time. We are first mailing or delivering, or making available on the Internet at www.edocumentview.com/CRDB, this Proxy Statement and the form of Proxy to shareholders on or about March 27, 2009. Our Annual Report to Shareholders for the fiscal year ended December 31, 2008 is also being delivered with the Proxy Statement.

Why am I being furnished this Proxy Statement and Proxy?

You are being furnished this Proxy Statement and the accompanying Proxy Card, or “Proxy,” because you own shares of the Company’s Class B Common Stock. A Proxy is a legal designation of another person to vote the stock that you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a proxy, a proxy card or a form of proxy.

All of the Company’s shareholders on the Record Date, described below, are being furnished a copy of the Notice of Annual Meeting. However, only shareholders of the Company’s Class B Common Stock are entitled to vote on the matters subject to a vote at the Annual Meeting. The Proxy Statement describes the proposals which will be voted on at the Annual Meeting. It also gives you information so that you can make an informed voting decision.

When you sign and return the Proxy, you appoint J.T. Bowman, W.B. Swain and A.W. Nelson as your representatives at the Annual Meeting. Messrs. Bowman, Swain and Nelson will vote your shares of Class B Common Stock at the Annual Meeting as you have instructed them on the Proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your Proxy, vote by telephone or vote over the Internet in advance of the Annual Meeting just in case your plans change.

Who is furnishing the Proxy Statement and Proxy

The Board of Directors of the Company is furnishing this Proxy Statement and Proxy to solicit proxies on its behalf to vote at the Annual Meeting.

What is the record date?

Only shareholders of record of our Class B Common Stock as of the close of business on March 5, 2009, which we refer to as the “Record Date” are entitled to notice of, and to vote at, the Annual Meeting.

I own shares of Class A Common Stock. Why did I receive this Proxy Statement?

For information only, this Proxy Statement is being mailed to shareholders of our Class A Common Stock as of the Record Date. Shares of Class A Common Stock are not entitled to vote at the Annual Meeting. Accordingly, no Proxy is being requested and no Proxy should be returned with respect to such shares.

How many shares of Class B Common Stock are outstanding? How many votes is each share of Class B Common Stock entitled to at the Annual Meeting?

As of the Record Date, we had outstanding 24,697,172 shares of Class B Common Stock, each share being entitled to one vote on each matter to be acted upon at the Annual Meeting.

How many votes do you need to hold the Annual Meeting?

In order for us to conduct business at the Annual Meeting, we must have a quorum at the Annual Meeting, which means that a majority of the issued and outstanding shares of Class B Common Stock as of the Record Date must be present. Your vote will be counted as present for purposes of determining the presence of a quorum if you:

•	vote over the Internet or by telephone,

•	properly submit a Proxy (even if you do not provide voting instructions), or

•	attend the Annual Meeting and vote in person.

Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a broker or bank) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Please note that banks and brokers which have not received voting instructions from their clients may vote their clients’ shares on the election of directors and the ratification of the appointment of independent auditors.

On what items am I being asked to vote?

You are being asked to vote on five items:

•	the election of nine (9) directors;

•	the approval of an amendment to the Crawford & Company Executive Stock Bonus Plan to increase the number of shares of Class A Common Stock available under such plan by 4,000,000;

•	the adoption of the Crawford & Company International Employee Stock Purchase Plan;

•	the adoption of the Crawford & Company Non-Employee Director Stock Plan; and

•	the ratification of Ernst & Young LLP as our independent auditors for the Company’s 2009 fiscal year.

How may I vote on all of the matters to be considered at the Annual Meeting?

With respect to the election of directors, you may:

•	vote FOR all nominees;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for all nine nominees.

Each share of Class B Common Stock is entitled to cast an affirmative vote for up to nine (9) Director nominees. Cumulative voting is not permitted. The nine nominees for Director who receive the highest number of votes cast, in person or by Proxy, at the Annual Meeting will be elected as Directors. Votes withheld, abstentions, and broker non-votes, will have no effect on the outcome of the election of Directors.

With respect to the other proposals to be voted at the Annual Meeting, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The vote required to approve each proposal is a majority of the shares of Class B Common Stock present in person or represented by Proxy. For these purposes, abstentions are neither counted as votes cast for or against a proposal.

In addition, to satisfy the New York Stock Exchange, or “NYSE,” listing standards, each of the proposals relating to the amendment to the Company’s Executive Stock Bonus Plan and the adoption of each of the Company’s International Employee Stock Purchase Plan and Non-Employee Director Stock Plan must also receive the affirmative vote of a majority of the votes cast on such proposal, provided that the total number of votes cast on each matter must represent greater than 50% of the Company’s outstanding shares entitled to vote. For purposes of the NYSE listing standards, abstentions are counted as votes cast on this proposal and, as a result, have the same effect as a vote against the relevant proposal.

How do I vote?

You may attend the Annual Meeting and vote your shares in person, or you may choose to submit your Proxy by any of the following methods:

•

Voting by Mail.    If you choose to vote by mail, simply complete the enclosed Proxy, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your Proxy unless it is revoked.

•

Voting by Telephone.    You may vote your shares by telephone by calling the toll-free telephone number provided on the Proxy. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Proxy. The procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your Proxy.

•

Voting by Internet.    You also may vote your shares through the Internet by signing on to the website identified on the Proxy and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Proxy. The procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your Proxy.

What if I return my Proxy but do not provide voting instructions?

If you properly execute and return your proxy but do not indicate any voting instructions with respect to one or more matters to be voted upon at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Board of Directors as to all such matters.

If you sign your Proxy and return it without marking any voting instructions, your shares will be voted FOR the election of all Director nominees, FOR the amendment to the Crawford & Company Executive Stock Bonus Plan, FOR the adoption of the Crawford & Company International Employee Stock Purchase Plan, FOR the adoption of the Crawford & Company Non-Employee Director Stock Plan, and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2009 fiscal year, as well as in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting.

Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

If you are a shareholder whose shares are held in “street name”, (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a Proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

We encourage shareholders who hold shares in street name to provide instructions to that record holder by voting their Proxy. Providing voting instructions ensures that your shares will be voted at the Annual Meeting. If shares are held through a brokerage account, the brokerage firm, under certain circumstances, may vote the shares without instructions. On certain “routine” matters, such as the election of directors, brokerage firms have authority under NYSE rules to vote their customers’ shares if the customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. The proposal relating to the election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the year 2009 are considered routine matters.

On “non-routine” matters, if the brokerage firm has not received voting instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting but not for determining the number of shares voted for or against the non-routine matter. The proposals to amend the Crawford & Company Executive Stock Bonus Plan, to adopt the Crawford & Company International Employee Stock Purchase Plan, and to adopt the Crawford & Company Non-Employee Director Stock Plan, are each considered non-routine matters.

What if I change my mind after I return my Proxy?

Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by the execution of another Proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting will have the opportunity to revoke their Proxy and vote in person if they so desire.

How can I obtain a copy of the 2008 Annual Report to Shareholders and the 2008 Annual Report on Form 10-K?

Our Annual Report to Shareholders for the fiscal year ended December 31, 2008 is enclosed herewith. The Annual Report forms no part of the material for the solicitation of proxies. Our Annual Report on Form 10-K for 2008, filed with the Securities and Exchange Commission, or “SEC,” and our Annual Report to Shareholders, are available free of charge upon written request to the Secretary, Crawford & Company, P. O. Box 5047, Atlanta, Georgia 30302 and on the Company’s web site www.crawfordandcompany.com. The Annual Report on Form 10-K (including all exhibits) is also available on the SEC’s website at www.sec.gov.

Who is paying for the expenses of this solicitation?

The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail or by mail by one or more of our employees. We may also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to their principals, the beneficial owners of the Company’s Class A or Class B Common Stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees and Voting

Our Board of Directors has fixed the number of Directors constituting the full Board at nine and has nominated the nine persons listed below as Directors, to hold office until the next annual meeting and until their successors are elected and qualified. Each nominee, except Charles H. Ogburn, was elected by the shareholders at the last annual meeting on May 6, 2008. Mr. Ogburn is a member of the present Board of Directors and was appointed as a member of the Board on February 3, 2009. If, at the time of the Annual Meeting, any of the nominees should be unable to serve, the persons named in the Proxy will vote for substitute nominees selected by the Board of Directors. We have no reason to believe that any of the nominees will not be available for election as a Director and, except as described below, we have no reason to believe that any Director will not serve his full term until the next annual meeting and until his successor is elected and qualified.

Nominee Information

The following table gives certain information as to each person nominated by our Board of Directors for election as a Director:

Name	Age	Principal Occupation And Directorships	Director Since
Thomas W. Crawford	66	Chairman of the Board of the Company; Director of Duck Creek Technologies, Inc.	2005
P. George Benson	62	President of the College of Charleston, Director of Nutrition 21, Inc., and AGCO, Inc.	2005
Jeffrey T. Bowman	55	President and Chief Executive Officer of the Company.	2008
Jesse C. Crawford	60	President of Crawford Communications, Inc., a full-service provider of teleproduction services including audio/video production and post production, multimedia title design, satellite services, animation, and special effects.	1986
James D. Edwards	65	Retired Partner of Arthur Andersen LLP, Director of IMS Health Incorporated, Cousins Properties, Inc., Transcend Services, Inc., and Huron Consulting Group, Inc.	2005
J. Hicks Lanier	68	Chairman of the Board and Chief Executive Officer of Oxford Industries, Inc., a manufacturer of apparel products; Director of Genuine Parts Company, and SunTrust Banks, Inc.	1976
Charles H. Ogburn	53	Executive Director & Global Head of Corporate Investments of Arcapita, Inc., an international private equity firm; Director of Caribou Coffee Company.	2009
Clarence H. Ridley	66	Chairman of the Board of Haverty Furniture Companies, Inc. a furniture retailer, Trustee of RidgeWorth Funds.	2004
E. Jenner Wood, III	57	Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, Central Group; Director of Oxford Industries, Inc., and Georgia Power Company.	1997

Mr. T.W. Crawford was appointed Chairman of the Board effective January 1, 2008 and, prior to that from September 1, 2004 was President and Chief Executive Officer of the Company. From June 1998 until his retirement in January 2003, he was President of the Retail Distribution division of Prudential Financial, Inc., a provider of financial products and services, and from May 2004 until September 2004, he was Chairman of The Bodie Group, Inc., a business consulting firm. Mr. T.W. Crawford has agreed to remain as Chairman of the Board of the Company until December 31, 2009, at which time he will resign from the Board. Dr. Benson was appointed to his present position February of 2007. From June 1998 until January 2007 he was Dean of the Terry College of Business at the University of Georgia. Mr. Bowman was appointed President and Chief Executive Officer of the Company effective January 1, 2008. Prior to that, from January 1, 2006 he was Chief Operating Officer – Global Property & Casualty of the Company in charge of the U.S. Property & Casualty and

International Operations segments. From April 1, 2001 to December 31, 2005, he was President of Crawford & Company International, Inc. managing the Company’s international operations. The principal occupation or employment of each of the other Director nominees during the past five years has been indicated in the above table. There are no family relationships among the Director nominees.

Shareholder Vote

Each share of Class B Common Stock may:

•	vote FOR the election of the 9 nominees for director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the 9 nominees.

The 9 nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality. Cumulative voting is not permitted. Votes withheld, or abstentions, and broker non-votes, will have no effect on the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR its nominees for Directors.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that a majority of our Directors will be independent Directors under the NYSE corporate governance listing standards, as in effect from time to time. In addition, our Corporate Governance Guidelines include certain categorical independence standards to assist the Board in determining Director independence. The full text of our Corporate Governance Guidelines can be found on our website at www.crawfordandcompany.com by clicking on the “Corporate Governance” tab, and are available in print to any shareholder that requests it.

As required by our Corporate Governance Guidelines, the Board of Directors reviewed and analyzed the relationships of each Director and Director nominee with the Company and its management. The purpose of the review was to determine whether any particular relationships or transactions involving Directors or Director nominees, or their respective affiliates or immediate family members, were inconsistent with a determination that the Director is independent for purposes of serving on the Board and any of its Committees.

As a result of this review, the Board has determined, pursuant to the listing standards of the NYSE and our Corporate Governance Guidelines, that all Directors standing for election are independent for purposes of serving on the Board of Directors, except Mr. T.W. Crawford and Mr. Bowman, who are employees of the Company. In addition, all of the members of the Audit Committee and the Nominating/Corporate Governance/Compensation Committee are independent. The company with which Mr. Wood is affiliated, SunTrust Banks, Inc., is a customer of the Company and, in the ordinary course of its business, provides certain banking services to the Company, including as an agent and lender under the Company’s credit facility. The Board has determined that the payments to or from the Company with respect to SunTrust Banks, Inc., as a percentage of either entity’s consolidated gross revenue are immaterial and, because the Company’s credit facility was entered into in the ordinary course of SunTrust’s business, such loans were and are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other parties, such loans do not involve more than the normal risk of collectibility or present other unfavorable features, such relationships do not affect Mr. Wood’s independence. For additional information regarding this relationship, see “Information with Respect to Certain Business Relationships and Related Transactions.”

Standing Committees and Attendance at Board and Committee Meetings

The Board of Directors has three standing committees:    the Audit Committee; the Executive Committee; and the Nominating/Corporate Governance/Compensation Committee. Mr. Ogburn was elected as a Director by the

Board of Directors on February 3, 2009 and is not currently a member of any Committee. Mr. Prince, who currently serves on the Executive Committee and Audit Committee, and Mr. Johnson, who currently serves on the Audit Committee, are not standing for re-election to our Board, and will cease to be Directors and members of any Committees immediately after the Annual Meeting. As a result, we expect to reexamine the membership of our Committees at the Board of Directors meeting to be held immediately following the Annual Meeting.

The Executive Committee.    The Executive Committee currently consists of Mr. J.C. Crawford as Chairman, and Messrs. Bowman, T.W. Crawford, Prince and Wood as members. The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held four meetings during 2008.

The Audit Committee.    The Audit Committee currently consists of Mr. Edwards as Chairman, and Messrs. Johnson, Lanier and Prince as members. The Board has determined that all of the members of the Audit Committee are independent under the NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Board has determined that Mr. Edwards and Mr. Johnson are “Audit Committee Financial Experts” as defined by Item 401(h) of Regulation S-K under the Exchange Act. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of SEC Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee and the Board of Directors, nor shall it affect the duties and obligations of other Audit Committee members or the Board.

The Audit Committee has adopted a written charter, approved by our Board of Directors. The Audit Committee appoints or discharges our independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of our internal auditing procedures and the adequacy of our accounting controls, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, and approves the independent auditor’s audit and non-audit fees.

The Audit Committee also reviews and approves related party transactions in accordance with the Company’s Related Party Transactions Policy. The Company’s Related Party Transactions Policy is designed to eliminate conflicts of interest and improper valuation issues, and applies to the Company’s Directors, officers, shareholders holding 5% or more of the Company’s stock and family members or controlled affiliates of such persons. For purposes of the Company’s Related Party Transactions Policy, a “related party transaction” is a transaction between the Company and any related party, other than transactions generally available to all employees and certain de minimis transactions.

The Audit Committee held five meetings during 2008.

The Nominating/Corporate Governance/Compensation Committee.    The Nominating/Corporate Governance/Compensation Committee currently consists of Mr. Lanier as Chairman, and Messrs. Benson, Ridley and Wood as members. The Board of Directors has determined that all members of the Nominating/Corporate Governance/Compensation Committee are independent under the NYSE listing standards. The Nominating/Corporate Governance/Compensation Committee has adopted a written charter, approved by the Board of Directors. The Nominating/Corporate Governance/Compensation Committee identifies and evaluates nominees for Director according to the guidelines stated in this written charter. The Nominating/Corporate Governance/Compensation Committee actively reviews and selects Director nominees for the Board, advises and makes recommendations to the Board on all matters concerning corporate governance and directorship practices and formulates and approves the salary, grants of stock options, performance share units and restricted stock and other compensation to the Chief Executive Officer and, upon recommendation of the Chief Executive Officer, salaries, grants of stock options, performance share units and restricted stock and other compensation for all other officers of the Company. The Nominating/Corporate Governance/Compensation Committee will also consider Director candidates recommended by shareholders. See “Communications with the Board, Board Attendance at Annual Meetings, Shareholder Nominees” below. This Committee held three meetings in 2008. For additional information about the Nominating/

Corporate Governance/Compensation Committee’s processes and its role, as well as the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis” below.

Executive Sessions of Non-Management Directors

Non-management and independent Directors are required to meet regularly without management participation. Mr. T.W. Crawford was the presiding Director for each of the scheduled meetings during 2008, and does not meet the independence requirements. Due to Mr. T.W. Crawford’s presence at each of these meetings, none of the meetings qualified as a meeting of non-management and independent Directors.

Meetings of the Board of Directors

During 2008, the Board of Directors held four meetings. Each of the Company’s Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and any Committees thereof of which such Director was a member (during the period that he served).

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct

The Company’s Corporate Governance Guidelines, Committee Charters, and Code of Business Conduct are available on its website at www.crawfordandcompany.com under the tab “Corporate Governance,” and are also available without charge in print to any shareholder who makes a request by writing to Corporate Secretary, Legal Department, Crawford & Company, 1001 Summit Boulevard, N.E., Atlanta, Georgia 30319.

Director Compensation

The following table provides compensation information for the year ended December 31, 2008 for each non-management member of our Board of Directors. During 2008, each Director of the Company received a quarterly fee of $5,000, as well as $1,000 for each Board and Committee meeting attended. The Chairman of each Committee received an additional fee of $5,000 per quarter with the exception of the Chairman of the Audit Committee, who received $6,000 per quarter. In addition, each non-employee Director elected at the 2008 annual meeting of shareholders received an option for 3,000 shares of the Company’s Class A Common Stock at an exercise price of $4.40 per share, the fair market value of the Class A Common Stock on that date. The options are non-transferable; are exercisable at any time after grant; and lapse on the date the holder is no longer a Director, if that occurs on or before the fifth anniversary of the grant date, or otherwise on the tenth anniversary of the grant date. See “Summary Compensation Table” for information relating to Mr. Bowman’s compensation. Mr. Ogburn was not a Director in 2008, and thus received no compensation from the Company.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Stock Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Thomas W. Crawford	$29,000	—	$—	—	—	$400,000	(2)	$429,000
P. George Benson	28,000	—	7,643	—	—	—		35,643
Jesse C. Crawford	49,000	—	7,643	—	—	—		56,643
James D. Edwards	53,000	—	7,643	—	—	—		60,643
Robert T. Johnson(3)	29,000	—	7,643	—	—	—		36,643
J. Hicks Lanier	53,000	—	7,643	—	—	—		60,643
Larry L. Prince(3)	34,000	—	7,643	—	—	—		41,643
Clarence H. Ridley	28,000	—	7,643	—	—	—		35,643
E. Jenner Wood, III	25,000	—	7,643	—	—	—		32,643

(1)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payment” (“SFAS 123(R)”), excluding the normal reduction for estimated forfeiture. See Note 9 of the consolidated financial statements in the Company’s Annual Report for year ended December 31, 2008 regarding assumptions underlying the valuation of equity awards. The full grant date fair value of the awards made to each Director in 2008, computed in accordance with SFAS 123(R), was $7,643. The awards were made pursuant to the terms of the Company’s 2007 Non-Employee Director Stock Option Plan. At fiscal year end December 31, 2008 the aggregate number of option awards outstanding for each non-employee Director was as follows: Mr. Benson 36,000; Mr. J.C. Crawford 36,000; Mr. Edwards 39,000; Mr. Johnson 39,000; Mr. Lanier 42,000; Mr. Prince 42,000; Mr. Ridley 42,000; Mr. Wood 42,000.

(2)	Mr. T.W. Crawford was an employee of the Company during 2008, and received a salary of $400,000 in that capacity.

(3)	Not standing for re-election at Annual Meeting.

Communications with our Board, Board Attendance at Annual Meetings, Shareholder Nominees

Individuals may communicate with our Board by sending a letter to Board of Directors, Crawford & Company, P. O. Box 1261, Tucker, Georgia 30085-1261. Your letter will be shared with all members of our Board and may, at the discretion of our Board, be shared with Company management, unless your letter requests otherwise. Communications that are specifically intended for non-management Directors should be addressed to “Chairman of the Executive Committee,” Board of Directors, Crawford & Company at this same address.

The Company encourages all Directors to attend the Company’s annual meeting and schedules the annual meeting to accommodate all Directors. The Company also holds a full Board meeting the same day as the annual meeting to further encourage all Directors to attend the annual meeting. At the last annual meeting, all then-current Directors attended.

Any shareholder who certifies that he or she is the continuous record owner of at least one percent (1%) of the common stock of the Company for at least one year prior to the submission of a candidate and who provides a written statement that he or she intends to continue ownership of the shares through the date of the applicable annual meeting of shareholders may submit a nomination for Director. The candidate must meet the qualifications stated in the Company’s by-laws and the submission must be made to the Nominating/Corporate Governance/Compensation Committee at P. O. Box 1261, Tucker, Georgia 30085, no more than 180 days and no less than 120 days prior to the anniversary date of this Proxy Statement. The Nominating/Corporate Governance/Compensation Committee will review all candidates submitted by Shareholders for consideration as nominees pursuant to its general practices and the guidelines stated in its charter before determining whether to submit any nominee to the full Board of Directors for consideration.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our CEO, CFO and the other three most highly-compensated executive officers as determined in accordance with applicable SEC rules and as set out in the “Summary Compensation Table” below, whom we collectively refer to as our “named executive officers.” The fundamental philosophy of the Nominating/Corporate Governance/Compensation Committee, which we refer to in this section as the “Compensation Committee,” with respect to executive compensation is to ensure that our compensation programs will enable us to attract and retain key executives critical to our long-term success, through the establishment of a performance-oriented environment that rewards the achievement of both short- and long-term strategic management goals, with the attendant enhancement of shareholder value. The Compensation Committee regularly reviews these compensation programs, and makes adjustments as appropriate to accomplish these objectives.

Role of the Compensation Committee

The role of the Compensation Committee, among other responsibilities, is to (1) annually review the Company’s goals and objectives relative to CEO and senior executive officer compensation, including, as the Compensation Committee deems appropriate, consideration of the Company’s performance and relative shareholder return, the value and construct of compensation packages for comparable officers at comparable companies and the awards given to the Company’s senior executive officers in past years, (2) annually review, evaluate and update, as appropriate, the components of the Company’s compensation program in view of those goals and objectives, and set compensation levels for the Company’s senior executive officers, (3) annually evaluate the CEO’s and the other senior executives’ performance in light of established goals and objectives, and approve compensation to be paid with respect to such performance, including certifying the degree of achievement of performance goals where called for under the terms of performance-based compensation programs, (4) review and approve the adoption, terms and operation of the Company’s compensation plans for senior executives, including incentive compensation plans and equity-based plans, and (5) in light of the foregoing, to consider and grant bonuses, stock options, performance share units, restricted stock and other discretionary awards, as appropriate, under the Company’s incentive compensation and equity-based plans. Our Compensation Committee also provides other functions to our Company, including by acting as our Nominating and Corporate Governance Committee, as described elsewhere in this Proxy Statement.

The Compensation Committee generally does not follow a precise formula for allocating between these three key elements of compensation to its senior executive officers. Each element of compensation operates independently of the other and is designed to motivate towards, and reward, a different segment of results, thus the Compensation Committee does not believe it is appropriate that payment (or lack thereof) of one element generally should impact payment of any other elements. However, the Compensation Committee reviews information that compares each element of senior executive compensation, both separately and in the aggregate, to amounts paid for positions with similar duties and responsibilities at comparable or peer group companies. The Compensation Committee’s objective generally is to target total compensation at approximately the median, or midpoint, among comparable companies.

Role of Executive Officers in Executive Compensation Matters

Our senior executive officers also play an important role with respect to the setting and determination of the annual cash portion of senior executive compensation, including base salary and any annual cash incentive compensation. These senior executive officers make recommendations to our Compensation Committee with respect to the setting of performance goals under our incentive compensation plans and the assessment of the performance of employees who are direct reports to such officers. As a result of regular interaction, the senior executive officers are able to provide personal insight as to the performance of their direct reports as well as overall performance trends of employees of the Company. Our Compensation Committee relies on this information in connection with its overall assessment as to the adequacy and appropriateness of both individual executive compensation as well as the compensation plans of the Company as a whole. Our Compensation Committee considers any such recommendations when determining overall individual compensation. Our Compensation Committee approves ranges of cash compensation for our senior executive officers (other than our CEO) and within those constructs, due to the nature of the working relationship between the CEO and such other employees, and the nature and level of the regular interaction, believes it is appropriate for our CEO to make the final determination with respect to such decisions within those ranges.

Compensation Consultants

The Compensation Committee’s Charter provides for the Compensation Committee to retain and terminate, as deemed necessary, any compensation consultant to be used to assist in the evaluation of Director, CEO or executive compensation. The Compensation Committee has the sole authority to select such consultant and to approve the consultant’s fees and other retention terms. In 2007, with the Compensation Committee’s approval, management engaged Mercer Human Resource Consulting (“Mercer”) to review and advise the Company and the Compensation Committee on executive and general compensation matters for the Company. Mercer performed a comprehensive pay analysis of the Company’s overall compensation programs. That pay analysis focused on the elements of the Company’s compensation, as enumerated below, and is referred to in the following discussion as applicable.

The materials presented by Mercer to our Compensation Committee included data from a number of published compensation sources as well as Mercer proprietary sources. For benchmarking purposes, Mercer focused on financial services and insurance firms with (i) gross annual premiums in the $2 billion to $6 billion range or (ii) assets in the $4 billion to $9 billion range. The Compensation Committee was not provided with the names of the companies included in the surveys.

Our Compensation Committee determined, with Mercer’s input, that base salary compensation for our named executive officers generally met or exceeded comparable market levels, but that annual incentives and long-term incentives were below market levels. As a result, and because the Committee determined it was in the best interests of the Company to maintain its market competitiveness for executive talent, the Compensation Committee took action in 2008 to increase annual and long-term incentives described under “Annual Incentive Compensation” and “Long-term Incentive Compensation” below. Based on Company performance during 2007, the Compensation Committee elected to phase-in over multiple years the increase in annual and long-term incentives, and both remained below market levels for 2008.

Elements of Compensation

In 2008, there were three key elements in the Company’s executive compensation program:

Pay Element	What the Element Rewards	Purpose of the Pay Element
Base Salary	Individual job performance and merit.	Provide competitive level of guaranteed cash compensation. Reward performance (at individual and Company levels).

Annual Incentives	Achievement of targeted revenue, operating earnings (1), accounts receivable management or other performance objectives.	Provide focus on meeting annual financial and other operational goals that are designed to lead to our long-term success.

Long-term Incentives	Delivery of shareholder value. Vesting periods designed to encourage employee retention.	Provide a blended focus on: • Increase in stock price; • Increase in earnings per share; • Net income; and • Executive ownership of stock.

(1)	The term “operating earnings” as referred to in this section is discussed and defined in Note 10 to the Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

In executing its role, the Compensation Committee considers a variety of factors in making compensation decisions, including recommendations from senior executive officers and any compensation consultants, the recent historical performance of the individual executive officers, the Company’s historical financial results and shareholder return, cumulative compensation history (to the extent that it impacts pay receivable currently and in the future) and internal pay equity (i.e., compensation levels of our senior executives relative to each other), all as described below.

Base Salary Compensation

The Compensation Committee has approved a comprehensive Wage and Salary Administration Policy applicable to employees of the Company and its U.S. subsidiaries. This policy includes a program for grading each position, including executive officer positions, to ensure appropriate levels of base salary for each position and internal and external pay equity as compared to benchmarked companies. The policy sets forth grade levels and salary ranges for those grade levels, and provides for annual merit adjustments tied to individual job performance as measured through annual performance reviews. Based on a variety of data (including published national surveys, recent and anticipated Company performance and other relevant information), the Compensation Committee annually considers merit based salary increase budgets as a percent of current salaries and any increases in salary ranges for the next fiscal year. If determined to be appropriate, the Compensation Committee establishes guidelines for individual salary adjustments based on the individual’s performance review, as described above under “Role of Executive Officers in Executive Compensation Matters.”

With respect to certain executive officers, including the named executive officers, the Company deemed it appropriate to enter into written employment arrangements with such persons. These employment arrangements typically provide for, among other things, a minimum base salary, which was determined based on, among other things, negotiations with the applicable person, and the Compensation Committee’s overall compensation philosophy discussed above, at the time of hire or the entry into such agreement, as applicable. The base salaries for all employees other than the CEO are determined consistent with the foregoing.

Annual Incentive Compensation

The parameters for annual incentive compensation are set by our Compensation Committee in annual incentive bonus programs adopted by the Compensation Committee or in letter or employment agreements entered into with specific employees as described above.

For 2008, the Compensation Committee adopted a comprehensive Short-Term Incentive Plan (“STIP”) applicable to, among others, the named executive officers. The STIP, together with the Crawford & Company 2007 Management Team Incentive Compensation Plan (the “Management Team Incentive Compensation Plan”), approved by the shareholders at the 2007 annual meeting, are intended to continue the direct linkage between our performance and compensation to the persons who are most responsible for such performance in accordance with the Compensation Committee’s overall compensation philosophy discussed above. Under the terms of the STIP, each participating employee is provided clear goals that can include corporate, segment and individual targets, weighted appropriately for the employee’s position in the Company. Achievement of STIP performance targets is designed to result in the payment of meaningful cash bonuses. If Company, segment or individual targeted goals, as applicable and as discussed below, are exceeded, the STIP allows for payment of up to 200% of the STIP bonus amounts. With respect to certain senior executives (i.e., those potentially subject to Internal Revenue Code Section 162(m) (discussed below)), bonuses under the STIP that are designed to be fully deductible are also subject to the additional terms and conditions of the Management Team Incentive Compensation Plan, as the Compensation Committee determined that it would not be appropriate that any such amounts would subject the Company to additional tax obligations. Notwithstanding any individual employee’s goals, for 2008 the Compensation Committee determined that overall Company performance, as determined by consolidated operating earnings, was the most meaningful target. As a result, and after consideration and review of the Company’s expected results, 2008 STIP awards would only be considered earned if consolidated operating earnings equaled or exceeded $50,717,600.

Annual incentive awards for each of the named executive officers are discussed below. Target bonus levels for the named executive officers were determined after taking into account, among other market-competitive factors, the information provided by Mercer as to the level and amount of the Company’s historical annual incentive compensation.

Mr. Bowman

The 2008 STIP award granted by the Compensation Committee for Mr. Bowman provided for a target bonus of 65% of his base salary, or $455,000. Based on his level of responsibility and Company oversight obligations, the Compensation Committee determined that it was appropriate to correlate Mr. Bowman’s performance metrics solely to corporate-wide performance, and targets were based on three categories, as such metrics are deemed critical to the Company’s overall success: (1) revenues, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of his STIP award was based on revenues, 60% was based on operating earnings and 20% was based on workdays outstanding in total billed and unbilled accounts receivable. Mr. Bowman’s 2008 STIP award was earned only if achievement of the performance metrics exceeded specified threshold levels. If these target levels were achieved, Mr. Bowman was entitled to 100% of the 2008 STIP award. If maximum levels of the performance metrics were achieved, Mr. Bowman was entitled to 200% of the 2008 STIP award. If the achievement of performance metrics was in between threshold and target levels, or in between target and maximum levels, Mr. Bowman was entitled to a ratable portion of the 2008 STIP award based upon linear formulas.

	Threshold	Target	Maximum
Revenues	$969,012,350	$1,020,013,000	$1,122,014,300
Operating Earnings	$57,057,300	$63,397,000	$95,095,500
Workdays outstanding in Total Accounts Receivable	83.4 days or less	81.3 days or less	73.9 days or less

Based on the actual performance of the Company during 2008, Mr. Bowman’s STIP award was $595,831.

Mr. Swain

The 2008 STIP award granted by the Compensation Committee for Mr. Swain provided for a target bonus of 47.5% of his base salary, or $190,000 for the reasons discussed above applicable to Mr. Bowman. Mr. Swain’s performance metrics and threshold, target and maximum goals were identical to Mr. Bowman’s, discussed above. Based on the actual performance of the Company during 2008, Mr. Swain’s STIP award was $248,808.

Mr. Muress

The 2008 STIP award granted by the Compensation Committee to Mr. Muress provided for a target bonus of 47.5% of his base salary, or $360,980. Based upon his level of seniority in the Company and his specific oversight responsibilities, the Compensation Committee determined that it was appropriate that Mr. Muress’ performance metrics were based 30% on the metrics outlined above for Messrs. Bowman and Swain, and 70% on the “UCA division” performance, which consists of portions of the Company’s International Operations segment from the United Kingdom, Australia, continental Europe, the Middle East, Africa and Asia. The Company does not separately report financial results for the UCA division. Mr. Muress’ UCA division performance metrics were, in turn, based on three categories which were deemed indicative of the UCA division’s overall success: (1) revenues, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of his STIP award attributable to UCA division performance was based on revenue, 60% based on operating earnings, and 20% based on workdays outstanding in total billed and unbilled accounts receivable.

Mr. Muress’ 2008 STIP award was earned only if achievement of the performance metrics exceeded specified threshold levels. If these target levels were achieved, Mr. Muress was entitled to 100% of the 2008 STIP award. If maximum levels of the performance metrics were achieved, Mr. Muress was entitled to 200% of the 2008 STIP award. If the achievement of performance metrics was in between threshold and target levels, or in between target and maximum levels, Mr. Muress was entitled to a ratable portion of the 2008 STIP award based upon linear formulas.

	Threshold	Target	Maximum
Revenues	$276,370,200	$290,916,000	$320,007,600
Operating Earnings	$22,411,800	$24,902,000	$37,353,000
Workdays outstanding in Total Accounts Receivable	101.7 days or less	99.2 days or less	90.2 days or less

Based on the actual performance of the Company and the UCA division during 2008, Mr. Muress’ STIP award was $515,506.

Mr. Isaac

Employees of The Garden City Group, Inc. (“GCG”), the Company’s wholly owned subsidiary, such as Mr. Isaac, did not participate in the 2008 STIP. Instead, the annual incentive compensation for Mr. Isaac was determined under his employment agreement which links his bonus to the pre-tax income of GCG. Pre-tax income of GCG is determined before taxes but after expense and interest on borrowed funds (if any) at the Company’s prevailing rate of interest. For 2008 and later performance years, growth is measured comparing the pre-tax income in the relevant performance year to the average actual pre-tax income in the three preceding years. No amount is payable if cumulative performance exhibits less than 10% growth. His employment agreement provides for a threshold, target and maximum bonus of $200,000, $400,000 and $600,000, respectively. However, in 2008, no annual incentive compensation was paid to Mr. Isaac as cumulative performance did not exhibit at least 10% growth.

Mr. Frawley

The 2008 STIP award granted by the Compensation Committee to Mr. Frawley provided for a target bonus of 47.5% of his base salary, or $244,625. Based upon his level of seniority in the Company and his specific oversight responsibilities, the Compensation Committee determined that it was appropriate that Mr. Frawley’s performance metrics were based 30% on the metrics outlined above for Messrs. Bowman and Swain, and 70% on the “Americas division” performance, which consists of the Company’s U.S., Canadian, Caribbean and Latin American Property & Casualty operations. The Company does not separately report financial results for the Americas division, which encompasses the Company’s U.S. Property & Casualty segment as well as a portion of the Company’s International Operations segment. Mr. Frawley’s Americas division performance metrics were, in turn, based on three categories which were deemed indicative of the Americas division’s overall success: (1) revenues, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of his STIP award attributable to Americas division performance was based on revenue, 60% based on operating earnings, and 20% based on workdays outstanding in total billed and unbilled accounts receivable.

Mr. Frawley’s 2008 STIP award was earned only if achievement of the performance metrics exceeds specified threshold levels. If these target levels were achieved, Mr. Frawley was entitled to 100% of the 2008 STIP award. If maximum levels of the performance metrics were achieved, Mr. Frawley was entitled to 200% of the 2008 STIP award. If the achievement of performance metrics was in between threshold and target levels, or in between target and maximum levels, Mr. Frawley was entitled to a ratable portion of the 2008 STIP award based upon linear formulas.

	Threshold	Target	Maximum
Revenues	$298,829,150	$314,557,000	$346,012,700
Operating Earnings	$23,206,500	$25,785,000	$38,677,500
Workdays outstanding in Total Accounts Receivable	74.6 days or less	72.7 days or less	66.1 days or less

Based on the actual performance of the Company and the Americas division during 2008, Mr. Frawley’s STIP award was $342,711.

Long-Term Incentive Compensation

After consulting with Mercer and the evaluation of other competitive considerations, the Compensation Committee has designed the long-term incentive compensation program with a goal of incentivizing management towards the long-term future success of the Company. Long-term incentive compensation is payable in shares of the Company’s Class A Common Stock pursuant to the terms of the Company’s Executive Stock Bonus Plan. Under the terms of that plan, officers and other key employees of the Company may be granted performance share unit awards, restricted stock awards, or stock option awards (collectively “Awards”). The Compensation Committee makes all determinations regarding Awards under these plans to the CEO and approves Awards for other executive officers, including the other named executive officers, based on recommendations of the CEO. The number of shares of the Company’s Class A Common Stock covered by such Awards is generally based upon the grade level of the officer or other key employee consistent with the Company’s Wage and Salary Administration Policy, but generally without regard to the individual’s stock ownership, as the Compensation Committee did not feel it was appropriate to change incentives or condition Awards based upon any specific individual’s circumstances which may not be known or understood by the Compensation Committee. In addition to Awards under the Company’s comprehensive annual long-term incentive compensation plans, performance share unit awards, restricted stock awards, or stock option awards may be granted by the Compensation Committee to the CEO and the other named executive officers (as discussed in further detail below under “Employment and Change-in-Control Arrangements”).

For 2008, long-term compensation for specified key employees of the Company (the “Long-Term Incentive Plan” or “LTIP”) was awarded under the terms of the Company’s Executive Stock Bonus Plan and the Management Team Incentive Compensation Plan. With respect to certain senior executives (i.e., those potentially subject to Internal Revenue Code Section 162(m)), LTIP awards that are intended to be fully deductible are also subject to the additional terms and conditions of the Management Team Incentive Compensation Plan, as the Compensation Committee determined that it would not be appropriate that any such amounts would subject the Company to additional tax obligations.

Under the terms of the 2008 LTIP, each executive officer was granted an award of performance share units that were eligible to be earned based on the earnings per share of the Company for 2008. If the Company’s 2008 earnings per share was at least $0.38, 50% of these performance share units would have been earned. If the Company’s 2008 earnings per share was $0.44, 100% of these performance share units would have been earned. If the Company’s 2008 earnings per share was $0.50, 150% of these performance share units would have been earned. If the Company’s 2008 earnings per share exceeded $0.56, 200% of these performance share units would have been earned. The percentage of performance share units earned would have been adjusted ratably for earnings per share between $0.38 and $0.56. None of these performance share units would have been earned for earnings per share of less than $0.38. The earnings per share levels were determined by setting the threshold amount equal to the lower-end of the earnings per share guidance publicly forecast by the Company for 2008 and setting the maximum amount equal to stretch targets in excess of the Company’s internal budget. The Company’s earnings per share for 2008 was $0.62, thus 200% of the performance share units were earned. Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year.

Long-term incentive compensation for each of the named executive officers is discussed below. Target awards for the named executive officers were determined after taking into account, among other market-competitive factors, the information provided by Mercer as to the type, level and amount of the Company’s historical long-term incentive compensation.

CEO – Mr. Bowman

The 2008 LTIP award granted by the Compensation Committee to Mr. Bowman provided for a grant of up to 150,000 performance share units. Based on the Company’s 2008 earnings per share, 150,000 of the performance share units were earned.

CFO – Mr. Swain

The 2008 LTIP award granted by the Compensation Committee to Mr. Swain provided for a grant of up to 90,000 performance share units. Based on the Company’s 2008 earnings per share, 90,000 of the performance share units were earned.

Mr. Muress

The 2008 LTIP award granted by the Compensation Committee to Mr. Muress provided for a grant of up to 60,000 performance share units. Based on the Company’s 2008 earnings per share, 60,000 of the performance share units were earned.

In addition to the 2008 LTIP award, effective as of March 24, 2006, Mr. Muress was awarded a grant of 50,000 performance share units under the Company’s Executive Stock Bonus Plan, with any earned portion of the award payable in shares of the Company’s Class A Common Stock. Performance goals for this award were based on compound growth during a five-year period, beginning in 2006 and ending in 2010, with accelerated payment if growth targets were achieved before 2009. The growth targets were a measure of the increase in pre-tax income for the Company’s United Kingdom operations. The Company does not separately report financial results for its United Kingdom operations. If growth of 7.5% was achieved, then 25% of the award would be earned. If growth of 10% was achieved, then 50% of the award would be earned. If growth of 15% was achieved, then 100% of the award would be earned. As of the close of the 2008 period, growth of 15% was achieved, thus 100% of the award was earned. 25,000 of the performance share units vested as of October 31, 2008. The remaining 25,000 of the performance share units will vest as of October 31, 2010.

Mr. Isaac

Employees of GCG did not participate in the 2008 LTIP. Instead, Mr. Isaac’s employment agreement provides for a performance share unit grant of up to a maximum of 312,000 units under the Company’s Executive Stock Bonus Plan, with any earned portion of the award payable in shares of the Company’s Class A Common Stock. Based on applicable performance goals, Mr. Isaac is eligible to earn the performance share units based on compound annual growth rate (“CAGR”) in GCG pre-tax income growth for two different periods, January 1, 2006 through December 31, 2008 (“2006-2008 period”), and January 1, 2006 through December 31, 2010 (“2006-2010 period”). For the 2006-2008 period, 75,000 units were earned if 10% CAGR in GCG pre-tax income was achieved, 150,000 units were earned if 15% CAGR in GCG pre-tax income was achieved, and 187,200 units were earned if 20% CAGR in GCG pre-tax income was achieved. For the 2006-2010 period, 125,000 units minus the number of units earned in the 2006-2008 period are earned if 10% CAGR in GCG pre-tax income is achieved and 250,000 units minus the number of units earned in the 2006-2008 period are earned if 15% or 20% CAGR in GCG pre-tax income is achieved. The agreement also provides for an additional supplemental unit grant up to a maximum of 62,000 units during the first two months of 2007 based on performance in a 2007 through 2010 period. Based on GCG performance for the 2006-2008 period, Mr. Isaac earned and was entitled to payment of 150,000 of the performance share units.

Mr. Frawley

The 2008 LTIP award granted by the Compensation Committee to Mr. Frawley provided for a grant of up to 60,000 performance share units. Based on the Company’s 2008 earnings per share, 60,000 of the performance share units were earned.

Other Elements of Compensation

Our named executive officers are eligible to participate in other compensation plans offered to our employees. Mr. Swain participates in a noncontributory qualified retirement plan that was frozen as of December 31, 2002. All U.S. based named executive officers are also eligible to participate in a qualified 401(k) plan and a nonqualified supplemental executive retirement plan. Our named executive officers are also offered the opportunity to participate in a nonqualified deferred compensation plan.

Impact of Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) provides that annual compensation in excess of $1 million paid to certain executive officers is not deductible for the Company unless it is performance-based. It is the policy of the Compensation Committee to have incentive compensation for the Company’s named executive officers qualify for full tax deductibility for the Company to the extent feasible and consistent with our overall compensation philosophy. The Company’s Management Team Incentive Compensation Plan, effective for 2008 and future years, is designed to allow the Compensation Committee to structure short-term incentive compensation (annual bonus) and long-term incentive compensation (equity-based awards) under that plan so that the resulting compensation will be qualified ‘performance-based compensation’ eligible for deductibility without limitation under Code Section 162(m). However, the Compensation Committee retains the discretion to pay appropriate compensation, even if it may result in the non-deductibility of certain amounts under federal tax law. No payments made by the Company in 2008 were subject to the non-deductibility limitations of Code Section 162(m).

Summary of Cash and Certain Other Compensation

The following table includes information concerning compensation paid to, or accrued by the Company for, our named executive officers at December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(2)	Total ($)
J.T. Bowman	2008	$700,000	$—	$420,148	$206,977	$595,831	$—	$95,490	$2,018,446
President and Chief Executive Officer	2007	550,000	250,000	72,690	98,066	—	—	55,055	1,025,811
	2006	500,000	250,000	75,900	90,266	—	16,524	55,822	988,512

W.B. Swain	2008	400,000	—	279,580	3,894	248,808	—	26,865	959,147
Executive Vice President – Chief Financial Officer	2007	307,540	—	13,298	6,969	40,000	—	24,618	392,425
	2006	258,500	—	7,538	9,620	20,000	3,033	23,235	321,926

I.V. Muress(3)	2008	759,957	—	289,083	3,894	515,506	—	98,807	1,667,247
Executive Vice President; Chief Executive Officer – EMEA/A-P	2007	639,010	—	35,868	7,344	585,737	—	85,930	1,353,889
	2006	530,740	—	31,038	7,804	214,852	—	83,758	868,192

D.A. Isaac	2008	630,000	—	681,492	7,642	—	—	2,259,564	3,578,698
Executive Vice President; Chief Executive Officer – The Garden City Group, Inc	2007	600,000	—	422,205	10,509	—	—	2,540,679	3,573,393
	2006	600,000	—	524,780	10,870	600,000	—	3,490,975	5,226,625

K.B. Frawley	2008	515,000	—	197,647	19,208	342,711	—	43,445	1,118,011
Executive Vice President; Chief Executive Officer – The Americas	2007	515,000	200,000	18,237	22,534	—	—	42,463	798,234
	2006	512,690	200,000	—	18,477	—	2,370	45,562	779,099

(1)	The values of equity-based awards in this column represent the cost recognized for financial statement reporting purposes for the applicable year in accordance with SFAS 123(R). However, pursuant to SEC rules these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to value these awards can be found in Note 9 to the Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

(2)	Represents the following amounts for 2008: (i) Mr. Bowman: $22,000 director’s fees; $43,891 Company contribution to the Deferred Compensation Plan under the Company’s Supplemental Executive Retirement Plan (“SERP”), $13,800 Company contribution to the Crawford Savings and Investment Plan, $3,139 in country club dues, $12,480 automobile allowance, and $180 premium payment on term life insurance; (ii) Mr. Swain: $12,885 Company contribution to the Deferred Compensation Plan under the Company’s SERP, $13,800 Company contribution to the Crawford Savings and Investment Plan, and $180 premium payment on term life insurance; (iii) Mr. Muress: $75,995 Company contribution to the U.K. pension fund, $22,110 automobile allowance, and $702 premium payments on life and health insurance; (iv) Mr. Isaac: $2,238,564 commissions, $9,000 Company contribution to a 401(k) Investment Plan, and $12,000 automobile allowance; (v) Mr. Frawley: $16,975 Company contribution to the Crawford Deferred Compensation Plan under the Company’s SERP, $8,050 Company contribution to the Crawford Savings and Investment Plan, $4,253 for country club dues, $6,646 automobile allowance, $7,341 closing cost on home, and $180 premium payment on term life insurance.

(3)	Compensation for Mr. Muress is paid in British pounds sterling and converted to US dollars using the average exchange rate in effect for each particular year.

Grant of Plan-Based Awards

The Company maintains the Executive Stock Bonus Plan under which awards of performance share units, restricted stock or stock options may be granted to specified employees of the Company. The following table sets forth certain information with respect to awards granted during or for the fiscal year ended December 31, 2008 to each of our named executive officers.

Name and Position	Grant Date(1)	Grant Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. T. Bowman	2/27/08	2/27/08	—	—	—	—	—	150,000	—	—	$—	$577,500
J. T. Bowman	2/27/08	5/6/08	—	—	—	—	—	—	—	250,000	4.40	636,900
W. B. Swain	2/27/08	2/27/08	—	—	—	—	—	90,000	—	—	—	346,500
W. B. Swain	2/27/08	2/27/08	—	—	—	—	—	—	30,000	—	—	115,500
I. V. Muress	2/27/08	2/27/08	—	—	—	—	—	60,000	—	—	—	231,000
I. V. Muress	2/27/08	2/27/08	—	—	—	—	—	—	20,000	—	—	77,000
K. B. Frawley	2/27/08	2/27/08	—	—	—	—	—	60,000	—	—	—	231,000
K. B. Frawley	2/27/08	2/27/08	—	—	—	—	—	—	20,000	—	—	77,000

(1)	Date of Compensation Committee action on award.

(2)	Effective date of award.

(3)	These columns show the number of performance share unit awards that will be awarded based on the maximum performance goals being satisfied for 2008.

Outstanding Equity Awards at December 31, 2008

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2008 for each of our named executive officers.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
J. T. Bowman	3,000	—		—	$12.50	2/2/2009	—		$—	—	$—
	5,000	—		—	11.25	2/1/2010	—		—	—	—
	13,000	—		—	10.00	1/30/2011	—		—	—	—
	22,500	—		—	8.82	1/29/2012	—		—	—	—
	50,000	—		—	8.82	1/29/2009	—		—	—	—
	15,000	—		—	4.70	1/28/2013	—		—	—	—
	24,000	6,000	(3)	—	6.66	2/3/2014	—		—	—	—
	100,160	25,040	(4)	—	6.36	9/15/2014	—		—	—	—
	—	250,000	(5)	—	4.40	5/6/2018	—		—	—	—
	—	—		—	—	—	30,000	(8)	202,200	—	—
	—	—		—	—	—	600	(9)	4,044	—	—
	—	—		—	—	—	1,500	(10)	10,110	—	—
	—	—		—	—	—	1,350	(11)	9,099	—	—
	—	—		—	—	—	100,000	(12)	674,000	—	—
	—	—		—	—	—	—		—	—	—
	—	—		—	—	—	—		—	—	—
	—	—		—	—	—	—		—	—	—
W. B. Swain	2,000	—		—	12.50	2/2/2009	—		—	—	—
	5,000	—		—	11.25	2/1/2010	—		—	—	—
	8,000	—		—	10.00	1/30/2011	—		—	—	—
	7,500	—		—	8.82	1/29/2012	—		—	—	—
	5,000	—		—	4.70	1/28/2013	—		—	—	—
	8,000	2,000	(3)	—	6.66	2/3/2014	—		—	—	—
	—	—		—	—	—	3,600	(11)	24,264	—	—
	—	—		—	—	—	200	(9)	1,348	—	—
	—	—		—	—	—	400	(10)	2,696	—	—
	—	—		—	—	—	900	(11)	6,066	—	—
	—	—		—	—	—	15,000	(13)	101,100	—	—
	—	—		—	—	—	60,000	(12)	404,400	—	—
I. V. Muress	10,000	—		—	5.20	10/29/2012	—		—	—	—
	5,000	—		—	4.70	1/28/2013	—		—	—	—
	8,000	2,000	(3)	—	6.66	2/3/2014	—		—	—	—
	—	—		—	—	—	10,000	(13)	67,400	—	—
	—	—		—	—	—	200	(9)	1,348	—	—
	—	—		—	—	—	500	(10)	3,370	—	—
	—	—		—	—	—	450	(11)	3,033	—	—
	—	—		—	—	—	25,000	(14)	168,500	—	—
	—	—		—	—	—	40,000	(12)	269,600	—	—
D. A. Isaac	15,000	—		—	11.25	4/27/2009	—		—	—	—
	2,000	—		—	11.25	2/1/2010	—		—	—	—
	2,000	—		—	10.00	1/30/2011	—		—	—	—
	3,000	—		—	9.70	4/24/2011	—		—	—	—
	4,500	—		—	8.82	1/29/2012	—		—	—	—
	3,000	—		—	4.70	1/28/2013	—		—	—	—
	16,000	4,000	(3)	—	6.66	2/3/2014	—		—	—	—
	—	—		—	—	—	120	(9)	809	—	—
	—	—		—	—	—	100,000	(15)	674,000	—	—
	—	—		—	—	—	62,000	(15)	471,880	—	—
K. B. Frawley	15,000	10,000	(6)	—	7.40	4/26/2015	—		—	—	—
	10,000	15,000	(7)	—	5.60	2/7/2016	—		—	—	—
	—	—		—	—	—	10,002	(11)	67,413	—	—
	—	—		—	—	—	10,000	(13)	67,400	—	—
	—	—		—	—	—	40,000	(12)	269,600	—	—

(1)	All options become exercisable 20% per year commencing on first anniversary date of grant, except for Mr. Bowman’s 250,000 share grant, which becomes exercisable 33.33% per year commencing on first anniversary date of grant.

(2)	All options listed in this column are fully vested.

(3)	Fully vests 2/3/09.

(4)	Fully vests 9/15/09.

(5)	Vests 33.33% per year commencing on 5/6/09, remaining vesting dates are 5/6/10 and 5/6/11.

(6)	Vests 20% per year commencing on first anniversary; remaining vesting dates are 4/26/09 and 4/26/10.

(7)	Vests 20% per year commencing on first anniversary; remaining vesting dates are 2/7/09, 2/7/10 and 2/7/11.

(8)	Vests 20% per year commencing 1/1/07; remaining vesting dates 1/1/09, 1/1/10, and 1/1/11.

(9)	Vests 20% per year commencing 12/31/05; remaining vesting date 12/31/09.

(10)	Vests 20% per year commencing 12/31/06; remaining vesting dates 12/31/09 and 12/31/10.

(11)	Vests 20% per year commencing 12/31/07; remaining vesting dates 12/31/09, 12/31/10 and 12/31/11.

(12)	Vests 33.33% per year commencing on 12/31/08, remaining vesting dates 12/31/09 and 12/31/10.

(13)	Vests 50% per year commencing 12/31/08; remaining vesting date 12/31/09.

(14)	Vests 50% on 12/31/08 and 50% on 12/31/10.

(15)	Fully vests 12/31/10.

(16)	Market value based on NYSE closing price on December 31, 2008 of $6.74 per share of our Class A Common Stock.

Option Exercises and Stock Vested

The following table provides information concerning the exercise of stock options during the last fiscal year with respect to the named executive officers. It also provides information on stock awards vested during the last fiscal year with respect to the named executive officers.

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. T. Bowman	—	—	600	$4,044
	—	—	750	5,055
	—	—	450	3,033
	—	—	50,000	337,000
	—	—	10,000	35,000

W. B. Swain	—	—	200	1,348
	—	—	200	1,348
	—	—	300	2,022
	—	—	30,000	202,200
	—	—	1,200	8,088
	—	—	15,000	101,100

I. V. Muress	—	—	200	1,348
	—	—	250	1,685
	—	—	150	1,011
	—	—	25,000	168,500
	—	—	20,000	134,800
	—	—	10,000	67,400

D. A. Isaac	—	—	120	809
	—	—	150,000	1,011,000

K. B. Frawley	—	—	20,000	134,800
	—	—	3,334	22,471
	—	—	10,000	67,400

(1)	None of the named executive officers exercised stock options in 2008.

Pension Benefits at December 31, 2008

The Company maintains a non-contributory Retirement Plan (the “Retirement Plan”) for the benefit of substantially all of the U.S. employees of the Company who were employed as of December 31, 2002. The Retirement Plan provides for annual retirement benefits at a normal retirement age of 65 (the “Normal Retirement Age”) equal to 2% of the participant’s total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Credited years of service under the Retirement Plan for Mr. Swain is 10 years. Of our named executive officers, only Mr. Swain participates in the Retirement Plan. Effective December 31, 2002, accruals under the Retirement Plan were frozen. In place of the accruals under the now frozen Retirement Plan, the Company may make a discretionary contribution to the Company’s Defined Contribution Plan (the “Defined Contribution Plan”) for eligible employees based on years of service and compensation as well as the Company’s financial results. The following table provides information concerning the pension benefits at December 31, 2008 with respect to the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
J. T. Bowman		—	$—	—
W. B. Swain	Crawford & Company Retirement Plan	10	84,541	—
I. V. Muress		—	—	—
D. A. Isaac		—	—	—
K. B. Frawley		—	—	—

Nonqualified Deferred Compensation

The Company maintains an unfunded Supplemental Executive Retirement Plan (“SERP”) for certain executive officers to provide benefits that would otherwise be payable under the Retirement Plan and/or Defined Contribution Plan but for limitations placed on covered compensation and benefits under the Internal Revenue Code. Effective December 31, 2002, accruals under the SERP were also frozen as to the Retirement Plan. The SERP was amended to allow the Company, if it elects to make a discretionary contribution to the Defined Contribution Plan for eligible employees, to also make an additional SERP service contribution to the Deferred Compensation Plan for participants of the SERP. The SERP was subsequently amended to provide for a contribution of 3.5% of compensation in excess of limitations placed on covered compensation and benefits under the Internal Revenue Code for participants of the SERP. The amounts contributed in 2008 for the named executive officers are reflected in the All Other Compensation column of the Summary Compensation Table and footnote 3 thereto. The following table provides information concerning the nonqualified deferred compensation with respect to the named executive officers.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contribution in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. T. Bowman	$—	$43,891	$1,964	—	$71,742
W. B. Swain	28,064	12,885	5,312	—	109,150
I. V. Muress	—	—	—	—	—
D. A. Isaac	—	—	—	—	—
K. B. Frawley	71,500	16,975	14,235	—	272,096

(1)	These amounts were also included in “Salary” in the Summary Compensation Table on page 13.

(2)	These amounts were also reported in “All Other Compensation” in the Summary Compensation Table on page 13.

(3)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior year proxy statements: Mr. Bowman - $25,887; Mr. Swain - $62,935; and Mr. Frawley - $169,385. This information is provided to clarify the extent to which these balances represent previously reported compensation (rather than additional, currently earned compensation).

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into various agreements with certain of the named executive officers that contain provisions regarding employment and change-in-control, as described below:

J. T. Bowman: On February 10, 2006, while Mr. Bowman served in the capacity as chief operating officer of the Company, the Company issued a letter agreement with Mr. Bowman outlining his employment terms. The agreement set his annual base salary at $500,000 (which was subsequently increased), indicated his eligibility to receive up to $250,000 annually as incentive compensation at the sole discretion of the CEO and awarded a restricted stock grant of 50,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, vesting at a rate of 20% per year. Currently, 30,000 shares of Class A Common Stock have vested under the terms of that restricted stock award. Mr. Bowman’s base salary is currently $700,000. The agreement also provides that in the event that Mr. Bowman’s employment with the Company is terminated for reasons other than “cause,” or in the event of a “change-in-control” of the Company, the Company agrees to provide to Mr. Bowman one year of his then current base salary. Also, in such an event, all stock options granted to Mr. Bowman will immediately vest and become exercisable for a ninety (90) day period following the date of termination. The agreement also provides that, prior to the severance amounts being paid and options vesting, the Company and Mr. Bowman will agree to mutually acceptable terms of confidentiality, non-solicitation, cooperation and other reasonable and customary terms of a severance agreement. Mr. Bowman has not entered into a new employment agreement with the Company since he was named CEO.

The 2009 STIP award granted by the Compensation Committee for Mr. Bowman provides for a target bonus of 49.0% of his base salary, or $343,000. Mr. Bowman’s performance metrics are based solely on corporate-wide performance, and targets are based on three categories, as such metrics are deemed critical to the Company’s overall success: (1) revenues, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of his STIP award is based on revenues, 60% is based on operating earnings and 20% is based on workdays outstanding in total billed and unbilled accounts receivable. Mr. Bowman’s 2009 STIP award will be earned only if achievement of the performance metrics exceeded specified threshold levels. If these target levels are achieved, Mr. Bowman will be entitled to 100% of the 2009 STIP award. If maximum levels of the performance metrics are achieved, Mr. Bowman will be entitled to 200% of the 2009 STIP award. If the achievement of performance metrics is in between threshold and target levels, or in between target and maximum levels, Mr. Bowman will be entitled to a ratable portion of the 2009 STIP award based upon linear formulas.

	Threshold	Target	Maximum
Revenues	$929,990,000	$978,937,000	$1,076,831,000
Operating Earnings	$50,264,000	$55,849,000	$86,624,000
Workdays outstanding in Total Accounts Receivable	68.8 days or less	64.0 days or less	57.6 days or less

The 2009 LTIP award granted by the Compensation Committee for Mr. Bowman provides for a grant of up to 100,000 performance share units. If the Company’s 2009 earnings per share are at least $0.41, 25,000 of the performance share units will be earned. If the Company’s 2009 earnings per share are $0.47, 50,000 of the performance share units will be earned. If the Company’s 2009 earnings per share are $0.53, 75,000 of the performance share units will be earned. If the Company’s 2009 earnings per share meet or exceed $0.59, 100,000 of the performance share units will be earned. If the earnings per share are in between the specified amounts above, Mr. Bowman shall be entitled to a ratable portion of the performance share units. Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year.

In connection with Mr. Bowman being named CEO, the Committee also approved the grant to Mr. Bowman of a stock option to purchase 250,000 shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% per year, beginning on December 31, 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control(5)	Termination without Cause(5)	Retirement	Death	Disability	All Other Terminations
Compensation:
Base Salary	$700,000	$700,000	$—	$—	$—	—
Stock Awards(7)	1,565,029	867,776	899,453	899,453	899,453	—
Unvested and accelerated	(1)(2)(3)(4)	(3)(4)	(1)(3)	(1)(3)	(1)(3)	—
Benefits and Perquisites:
Life Insurance	—	—	—	600,000	—	—
Disability Benefits	—	—	—	—	(6)	—

Total	$2,265,029	$1,567,776	$899,453	$1,499,453	$899,453	—

(1)	Unvested, earned performance share unit awards are fully vested.

(2)	Unearned performance share unit awards are deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards are fully vested.

(4)	Unvested stock options are fully vested.

(5)	Prior to the compensation amounts being paid and options vesting, the Company and Mr. Bowman must agree to mutually acceptable terms of confidentiality, non-solicitation, cooperation and other reasonable and customary terms of a severance agreement.

(6)	Mr. Bowman would be entitled to disability payments totaling $11,500 per month, payable though age 65.

(7)	Based on the December 31, 2008 closing price of $6.74 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

W. B. Swain: On October 6, 2006, the Company issued a letter agreement outlining employment terms with Mr. Swain. The letter agreement set Mr. Swain’s initial annual base salary at $290,000, subject to increases from time to time, and indicated his eligibility to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers. Mr. Swain’s base salary is currently $400,000. Mr. Swain’s letter agreement also awarded a restricted stock grant of 6,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, vesting at a rate of 20% per year. Currently, 2,400 shares of Class A Common Stock have vested under the terms of that award. On February 27, 2008, the Compensation Committee awarded Mr. Swain a restricted stock grant of 30,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, vesting at a rate of 50% per year. Currently, 15,000 shares of Class A Common Stock have vested under the terms of that award.

The 2009 STIP award granted by the Compensation Committee for Mr. Swain provides for a target bonus of 36.0% of his base salary, or $144,000. Mr. Swain’s performance metrics and threshold, target and maximum goals are identical to Mr. Bowman’s, discussed above.

The 2009 LTIP award granted by the Compensation Committee for Mr. Swain provides for a grant of up to 60,000 performance share units. If the Company’s 2009 earnings per share are at least $0.41, 15,000 of the performance share units will be earned. If the Company’s 2009 earnings per share are $0.47, 30,000 of the performance share units will be earned. If the Company’s 2009 earnings per share are $0.53, 45,000 of the performance share units will be earned. If the Company’s 2009 earnings per share meet or exceed $0.59, 60,000 of the performance share units will be earned. If the earnings per share are in between the specified amounts above, Mr. Swain shall be entitled to a ratable portion of the performance share units. Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control	Termination Without Cause	Retirement	Death	Disability	All Other Terminations
Compensation:
Stock Awards(5)	$539,874	$125,364	$539,874	$539,874	$539,874	—
Unvested and accelerated	(1)(2)(3)	(3)	(1)(3)	(1)(3)	(1)(3)	—
Benefits and Perquisites:
Life Insurance	—	—	—	600,000	—	—
Disability Benefits	—	—	—	—	(4)	—

Total	$539,874	$125,364	$539,874	$1,139,874	$539,874	—

(1)	Unvested, earned performance share unit awards are fully vested.

(2)	Unearned performance share unit awards are deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards are fully vested.

(4)	Mr. Swain would be entitled to disability payments totaling $11,500 per month, payable though age 65.

(5)	Based on the December 31, 2008 closing price of $6.74 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

I. V. Muress: On January 16, 2002, the Company issued an employment agreement with Mr. Muress outlining his employment terms. The employment agreement set Mr. Muress’ annual base salary at 150,000 British pounds sterling per year inclusive of any directors’ fees payable to him, which was subject to increases from time to time. Based on the 2008 average rate of exchange between the British pound and the U.S. dollar, Mr. Muress’ base salary is equivalent to $759,957. The employment agreement also provides for Mr. Muress’ participation in a U.K. contributory pension plan, as well as other perquisites and participation in certain executive benefit and incentive plans which are generally offered to the Company’s other senior officers. The employment agreement also subjects Mr. Muress to certain confidentiality, solicitation and non-competition restrictions and requirements. The Company may at any time and in its absolute discretion terminate the employment agreement with immediate effect and make a termination payment in lieu of notice. This termination payment will consist solely of Mr. Muress’ base salary (at the rate payable when the notice is given) and shall not include any bonus, pension contributions or any other benefits, and will be subject to deductions for income tax and national insurance contributions. On February 27, 2008, the Compensation Committee awarded Mr. Muress a restricted stock grant of 20,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, vesting at a rate of 50% per year. Currently, 10,000 shares of Class A Common Stock have vested under the terms of that award.

The 2009 STIP award granted by the Compensation Committee for Mr. Muress provides for a target bonus of 36.0% of his base salary, or $273,585. Mr. Muress’ performance metrics are based 30% on the metrics outlined above for Messrs. Bowman and Swain, and 70% on the UCA division performance, which consists of portions the Company’s International Operations segment from the United Kingdom, Australia, continental Europe, the Middle East, Africa and Asia. The Company does not separately report financial results for the UCA division, which encompasses a portion of the Company’s International Operations segment.

Mr. Muress’ 2009 STIP award will be earned only if achievement of the performance metrics exceeds specified threshold levels. If target levels of the performance metrics are achieved, Mr. Muress shall be entitled to 100% of the 2009 STIP award. If maximum levels of the performance metrics are achieved, Mr. Muress shall be entitled to 200% of the 2009 STIP award. If the achievement of performance metrics is in between threshold and target levels, or in between target and maximum levels, Mr. Muress shall be entitled to a ratable portion of the 2009 STIP award based upon linear formulas. Mr. Muress’ performance metrics for the UCA division performance at threshold, target and maximum levels is set forth in the chart below:

	Threshold	Target	Maximum
Revenues	$236,673,000	$249,129,000	$274,042,000
Operating Earnings	$15,504,000	$17,227,000	$26,720,000
Workdays outstanding in Total Accounts Receivable	91.1 days or less	84.7 days or less	76.2 days or less

The 2009 LTIP award granted by the Compensation Committee for Mr. Muress provides for a grant of up to 40,000 performance share units. If the Company’s 2009 earnings per share are at least $0.41, 10,000 of the performance share units will be earned. If the Company’s 2009 earnings per share are $0.47, 20,000 of the performance share units will be earned. If the Company’s 2009 earnings per share are $0.53, 30,000 of the performance share units will be earned. If the Company’s 2009 earnings per share meet or exceed $0.59, 40,000 of the performance share units will be earned. If the earnings per share are in between the specified amounts above, Mr. Muress shall be entitled to a ratable portion of the performance share units. Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control(5)	Termination without Cause(5)	Retirement	Death	Disability	All Other Terminations
Compensation:
Base Salary	$759,957	$759,957	$—	$—	$—	—
Stock Awards(5)	371,151	93,800	344,751	344,751	344,751	—
Unvested and accelerated	(1)(2)(3)(4)	(3)(4)	(1)(3)	(1)(3)	(1)(3)	—
Benefits and Perquisites:
Life Insurance	—	—	—	3,039,828	—	—
Disability Benefits	—	—	—	—	664,962	—

Total	$1,131,108	$853,757	$344,751	$3,384,759	$1,009,713	—

(1)	Unvested, earned performance share unit awards are fully vested.

(2)	Unearned performance share unit awards are deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards are fully vested.

(4)	Unvested stock options are fully vested.

(5)	Based on the December 31, 2008 closing price of $6.74 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

D. A. Isaac: Effective as of January 1, 2006, the Company entered into an employment agreement with Mr. Isaac. The employment agreement has an initial term commencing on January 1, 2006 and ending on December 31, 2010. The term automatically renews for successive one year periods unless cancelled prior to the end of the then current period pursuant to the terms of the employment agreement. The employment agreement set Mr. Isaac’s annual base salary at $600,000. Mr. Isaac’s current base salary is $630,000.

The employment agreement provides for annual incentive compensation based on growth in GCG’s pretax income. Mr. Isaac will earn the minimum annual incentive of $250,000 if GCG’s pretax income grows by at least 10% over the average of the past 3 year’s pretax income. Mr. Isaac will earn the target annual incentive compensation of $400,000 if GCG’s pretax income grows by at least 15% over the average of the past 3 year’s pretax income. Mr. Isaac will earn the maximum annual incentive compensation of $600,000 if GCG’s pretax income grows by at least 20% over the average of the past 3 year’s pretax income.

The employment agreement provides for a restricted stock grant of 25,000 shares of the Company’s Class A Common Stock under the Company’s Executive Stock Bonus Plan, which grant vested as of January 1, 2007. The employment agreement provides for a performance share unit grant of 312,000 units under the Company’s Executive Stock Bonus Plan, with any earned portion of the award payable in shares of the Company’s Class A Common Stock. Mr. Isaac was awarded 250,000 performance share units in 2006 and was awarded 62,000 performance share units in 2007. Mr. Isaac earned 150,000 of these performance share units based on GCG pre-tax income growth for the period beginning on January 1, 2006 and ending on December 31, 2008. Mr. Isaac may earn the balance of 162,000 performance share units based on future GCG pre-tax income growth for the period beginning on January 1, 2006 and ending on December 31, 2010.

The employment agreement provides for annual commission payments of 3% of gross fee revenues. Mr. Isaac’s employment agreement also provides that he is eligible to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers.

The employment agreement provides for (i) continued payment of Mr. Isaac’s base salary for a period of 6 months following his death or disability, (ii) a continued payment of the commission amounts on revenue derived from business initiated prior to Mr. Isaac’s death or disability for a period of 2 years following Mr. Isaac’s death or disability, and (iii) payment of a pro rata portion of Mr. Isaac’s annual incentive compensation and performance share units through the date of his termination of employment due to death or disability. The employment agreement provides that in the event that Mr. Isaac’s employment with the Company is terminated either by Mr. Isaac for “good reason” or by the Company without cause, and such termination is not within 3 months prior to or 12 months after a “change in control,” the Company will (i) continue payment of Mr. Isaac’s base salary for a period of 12 months following his termination, continue payment of the commission amounts on revenue derived from business initiated prior to Mr. Isaac’s termination for a period of 12 months following Mr. Isaac’s termination, and payment of a pro rata portion of Mr. Isaac’s performance share units through the date of his termination of employment. Additionally, the Company will provide continuation of eligible medical benefits, for a period of 12 months, under COBRA. The employment agreement provides that in the event that Mr. Isaac’s employment with the Company is terminated either by Mr. Isaac for “good reason” or by the Company without cause, and such termination is within 3 months prior to or 12 months after a “change in control,” the Company will (i) continue payment of Mr. Isaac’s base salary for a period of 18 months following his termination, continue payment of the commission amounts on revenue derived from business initiated prior to Mr. Isaac’s termination for a period of 18 months following Mr. Isaac’s termination, and payment of a pro rata portion of Mr. Isaac’s performance share units through the date of his termination of employment. Additionally, the Company will provide continuation of eligible medical benefits, for a period of 18 months, under COBRA.

The Compensation Committee determined that Mr. Isaac’s employment agreement adequately provides for his compensation for calendar year 2008, and thus did not grant a 2008 STIP or 2008 LTIP award to Mr. Isaac.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control(4)	Termination without Cause(4)	Termination for Good Reason(4)	Death(4)	Disability(4)	All Other Terminations
Compensation:
Base Salary	$915,000	$630,000	$630,000	$315,000	$315,000	—
Incentives	—	—	—	600,000	600,000	—
Commissions	(5)	(6)	(6)	(7)	(7)	—
Stock Awards(10)	809	809	809	809	809	—
Unvested and accelerated	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	—
Benefits and Perquisites:
Life Insurance	—	—	—	1,500,000	—	—
Disability Benefits	—	—	—	—	(8)	—
280G Tax Gross-up	(9)	(9)	(9)	(9)	(9)	(9)

Total	$945,809	$630,809	$630,809	$1,815,809	$315,809	—

(1)	Unvested, earned performance share unit awards are fully vested.

(2)	Unearned performance share unit awards are deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards are fully vested.

(4)	Mr. Isaac’s compensation amounts are subject to a claw-back provision in the event he violates the terms of the non-competition, non-disclosure or non-disparagement provisions of his employment agreement.

(5)	Mr. Isaac’s commission payments continue for a period of 18 months following terminations related to a change in control.

(6)	Mr. Isaac’s commission payments continue for a period of 1 year following terminations either without “cause” or for “good reason.”

(7)	Mr. Isaac’s commission payments continue for a period of 2 years following terminations related to death or disability.

(8)	Mr. Isaac would be entitled to short-term disability payments of $30,000 per month for 6 months, followed by long-term disability payments of $15,000 per month, payable though age 65.

(9)	Termination payments are limited to the maximum amount payable without triggering excise tax under section 280G.

(10)	Based on the December 31, 2008 closing price of $6.74 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

K. B. Frawley: On November 5, 2004, the Company issued a letter agreement outlining employment terms with Mr. Frawley. The letter agreement set Mr. Frawley’s initial annual base salary at $500,000, which was subject to increase from time to time; Mr. Frawley’s annual base salary is currently $515,000. The letter agreement provided for a grant of options for 100,000 shares of the Company’s Class A Common Stock under the Company’s 1997 Key Employee Stock Option Plan, with options with respect to 25,000 shares of the grant awarded as of April 26, 2005, and the balance of the grant awarded at a rate of 25,000 shares per year over a three-year period. Each 25,000 share block of options vests at a rate of 20% per year, beginning on the first anniversary of each grant. Effective as of March 2, 2007, the Compensation Committee awarded Mr. Frawley 16,670 shares of restricted stock in lieu of the remaining 50,000 option awards he would have otherwise been entitled to under the letter agreement. The restricted stock vests at a rate of 20% per year beginning on December 31, 2007. Mr. Frawley’s letter agreement also provides that he will be eligible to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers. On March 4, 2005, the Company entered into a Change of Control and Severance Agreement with Mr. Frawley. The agreement provides that in the event Mr. Frawley’s employment with the Company is terminated due to the Company being bought or sold such that there is a material change in control, the Company agrees to provide eighteen (18) months of Mr. Frawley’s then current base salary. Additionally, all stock options granted to Mr. Frawley will immediately vest and become exercisable for a ninety (90) day period following the date of termination. The agreement also provides that, prior to the severance amounts being paid and options vesting, that the Company and Mr. Frawley agree to mutually acceptable terms of confidentiality, non-solicitation, cooperation and other reasonable and customary terms of a severance agreement at the time of his termination of employment. On February 27, 2008, the Compensation Committee awarded Mr. Frawley a restricted stock grant of 20,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, vesting at a rate of 50% per year. Currently, 10,000 shares of Class A Common Stock have vested under the terms of that award.

The 2009 STIP award granted by the Compensation Committee to Mr. Frawley provides for a target bonus of 36.0% of his base salary, or $185,400. Mr. Frawley’s performance metrics are based 30% on the metrics outlined above for Messrs. Bowman and Swain, and 70% on the Americas division performance, which consists of the Company’s U.S., Canadian, Caribbean and Latin American Property & Casualty operations. The Company does not separately report financial results for the Americas division, which encompasses the Company’s U.S. Property & Casualty segment as well as a portion of the Company’s International Operations segment. Mr. Frawley’s Americas division performance metrics are based on three categories: (1) revenues, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of his STIP award attributable to Americas division performance is based on revenue, 60% of his STIP award attributable to Americas division performance is based on operating earnings, and 20% of his STIP award attributable to Americas division performance is based on workdays outstanding in total billed and unbilled accounts receivable.

Mr. Frawley’s 2009 STIP award will be earned only if achievement of the performance metrics exceeds specified threshold levels. If target levels of the performance metrics are achieved, Mr. Frawley shall be entitled to 100% of the 2009 STIP award. If maximum levels of the performance metrics are achieved, Mr. Frawley shall be entitled to 200% of the 2009 STIP award. If the achievement of performance metrics is in between threshold and target levels, or in between target and maximum levels, Mr. Frawley shall be entitled to a ratable portion of the 2009 STIP award based upon linear formulas. Mr. Frawley’s performance metrics for the Americas division performance at the threshold, target, and maximum levels are set forth in the chart below.

	Threshold	Target	Maximum
Revenues	$329,755,000	$347,110,000	$381,821,000
Operating Earnings	$31,558,000	$35,064,000	$54,385,000
Workdays outstanding in Total Accounts Receivable	64.8 days or less	60.3 days or less	54.3 days or less

The 2009 LTIP award granted by the Compensation Committee for Mr. Frawley provides for a grant of up to 40,000 performance share units. If the Company’s 2009 earnings per share are at least $0.41, 10,000 of the performance share units will be earned. If the Company’s 2009 earnings per share are $0.47, 20,000 of the performance share units will be earned. If the Company’s 2009 earnings per share are $0.53, 30,000 of the performance share units will be earned. If the Company’s 2009 earnings per share meet or exceed $0.59, 40,000 of the performance share units will be earned. If the earnings per share are in between the specified amounts above, Mr. Frawley shall be entitled to a ratable portion of the performance share units. Earned performance share units are payable in shares of the Company’s Class A Common Stock, subject to vesting requirements at a rate of 33 1/3% of the earned award per year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits upon Termination	Change in Control	Retirement	Death	Disability	All Other Terminations
Compensation:
Base Salary	$772,500	$—	$—	$—	—
Stock Awards(6)	432,913	163,313	298,100	298,100	—
Unvested and accelerated	(1)(2)(3)(4)	(3)(4)	(1)(3)	(1)(3)	(1)(3)
Benefits and Perquisites:
Life Insurance	—	—	150,000	—	—
Disability Benefits	—	—	—	(5)	—

Total	$1,205,413	$163,313	$448,100	$298,100	—

(1)	Unvested, earned performance share unit awards are fully vested.

(2)	Unearned performance share unit awards are deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards are fully vested.

(4)	Unvested stock options are fully vested.

(5)	Mr. Frawley would be entitled to disability payments totaling $11,500 per month, payable though age 65.

(6)	Based on the December 31, 2008 closing price of $6.74 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

REPORT OF THE NOMINATING/CORPORATE GOVERNANCE/COMPENSATION

COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The Company’s executive compensation programs are administered by the Compensation Committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

J. HICKS LANIER, CHAIRMAN

E. JENNER WOOD, III

CLARENCE H. RIDLEY

P. GEORGE BENSON

STOCK OWNERSHIP INFORMATION

Security Ownership of Management

The following table sets forth information, as of March 5, 2009, as to shares of Class A and Class B Common Stock beneficially owned by each current Director or nominee for election as a Director, each of the named executive officers, and all current Directors and executive officers as a group. As of March 5, 2009, there were 26,551,660 shares of Class A Common Stock and 24,697,172 shares of Class B Common Stock outstanding.

	Amount and Nature of Beneficial Ownership(1)		Percent of Total Shares Outstanding(2)
Name	Class A	Class B	Class A	Class B
Thomas W. Crawford(3)	553,156	32,890	2.1%	—%
P. George Benson(4)	36,000	—	—	—
Jeffrey T. Bowman(5)	269,571	—	1.0	—
Jesse C. Crawford(4)(6)	12,048,958	12,783,181	45.4	51.8
James D. Edwards(7)	39,000	2,000	—	—
Robert T. Johnson(7)	44,000	2,000	—	—
J. Hicks Lanier(8)(9)	45,037	3,037	—	—
Charles H. Ogburn	10,000	—	—	—
Larry L. Prince(8)(9)	43,125	1,125	—	—
Clarence H. Ridley(8)	42,000	7,000	—	—
E. Jenner Wood, III(8)(9)	42,750	—	—	—
W. Bruce Swain(10)	76,266	—	—	—
Ian V. Muress(11)	46,250	—	—	—
David A. Isaac(12)	77,310	2,038	—	—
Kevin B. Frawley(13)	80,365	2,593	—	—
All Directors and Executive Officers as a Group (25 persons)(14)	13,768,034	12,835,864	51.9	52.0

(1)	Except as otherwise indicated in the following footnotes, the persons possessed sole voting and dispositive power with respect to all shares set forth opposite their names.

(2)	Except where a percentage is specified, the person’s ownership represents less than 1% of the outstanding shares. Shares not outstanding which are subject to options exercisable within sixty (60) days by a named individual or persons in the group are deemed to be outstanding for the purposes of computing percentage ownership of outstanding shares owned by such individual or the group.

(3)	Includes 500,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

(4)	Includes 36,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

(5)	Includes 188,660 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

(6)	The shares of Class A Common Stock shown as beneficially owned by Jesse C. Crawford include 53,691 shares held in trust for his son over which he has sole voting and shared dispositive power, 379,921 shares held by Crawford Partners L.P. over which he shares voting and dispositive power, 7,392,091 shares held in the Estate of Virginia C. Crawford over which he has sole voting power and shared dispositive power and 3,000,000 shares held in two Grantor Retained Annuity Trusts over which his spouse has sole voting and dispositive power. See Note (2) to the table set forth under “Security Ownership of Certain Beneficial Owners” below with respect to the Class B Common Stock.

(7)	Includes 39,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

(8)	Includes 42,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

(9)	Messrs. Lanier and Prince are directors of SunTrust Banks, Inc. Mr. Wood is Chairman, President and Chief Executive Officer of SunTrust Bank, Central Group. Messrs. Lanier, Prince and Wood disclaim beneficial ownership in any shares held by SunTrust Banks, Inc. or any of its subsidiaries, which shares are not reflected in the table. See “Information With Respect to Certain Business Relationships and Related Transactions” and “Security Ownership of Certain Beneficial Owners.”

(10)	Includes 37,500 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

(11)	Includes 25,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

(12)	Includes 49,500 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

(13)	Includes 30,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

(14)	Includes 8,585,503 shares of Class A Common Stock and 10,901,081 shares of Class B Common Stock as to which voting or dispositive power is shared and 1,264,160 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 5, 2009.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning each person (including any “group” as the term is used in Section 13(d)(3) of the Securities Exchange Act) known to the Company to be the “beneficial owner”, as such term is defined by the rules of the SEC, of more than 5% of the outstanding shares of the Company’s Class B Common Stock as of March 5, 2009:

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class B Shares Outstanding
Jesse C. Crawford Crawford Communications, Inc. 3845 Pleasantdale Rd. Atlanta, Georgia 30340	12,783,181	(1)(2)	51.8%
Crawford Partners, L.P. 55 Park Place Atlanta, Georgia 30303	10,466,931	(2)	42.4
SunTrust Banks, Inc. c/o SunTrust Bank 55 Park Place Atlanta, Georgia 30303	1,672,842	(1)	6.8
O’Shaughnessy Asset Management, LLC 6 Suburban Avenue Stamford, Connecticut 06901	2,347,878	(3)	9.5
Linda K. Crawford 57 N. Green Bay Road Lake Forest, Illinois 60045	1,459,977		5.9

(1)	As of February 28, 2009. The shares are held by certain subsidiaries of SunTrust Bank in various fiduciary and agency capacities. SunTrust Bank has sole voting power with respect to 1,159,135 of such shares. SunTrust Bank has sole dispositive power with respect to 1,287,930 of such shares. SunTrust Bank disclaims any beneficial interest in any such shares. Included in the shares beneficially owned by SunTrust Bank are 384,912 shares held in a trust over which SunTrust Banks and Jesse C. Crawford share voting and dispositive power.

(2)	The shares shown as beneficially owned by Jesse C. Crawford include 49,238 shares held in trust for his son over which he has sole voting and shared dispositive power; 10,466,931 shares held by Crawford Partners, L.P. over which he shares voting and dispositive power; and 384,912 shares in a trust over which he shares voting and dispositive power.

(3)	As of December 31, 2008. Based upon Schedule 13G filed with the SEC by O’Shaughnessy Asset Management LLC (“O’Shaughnessy”) on February 12, 2009. According thereto, O’Shaughnessy has sole voting and dispositive power over all such shares.

INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS AND

RELATED TRANSACTIONS

For information on the Company’s Related Party Transactions Policy, please refer to the Audit Committee discussion on Page 5.

SunTrust Bank held 1,672,842 shares of Class B Common Stock of the Company as of February 28, 2009. See “Stock Ownership Information — Security Ownership of Certain Beneficial Owners.” SunTrust Bank exercises voting authority with respect to shares of Class B Common Stock held in fiduciary and agency capacities. In the ordinary course of its business and on prevailing marketplace terms, SunTrust Bank and its affiliates provide certain financial services to the Company. SunTrust Bank serves as the administrative agent for the Company’s $310 million credit facility and participates as a lender in the syndication of that credit facility, for which it receives customary payments of interest, repayments of principal, and fees. The Company’s credit facility was entered into in the ordinary course of SunTrust Bank’s business, such loans were and are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other parties, such loans do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, the Company also maintains a normal commercial banking relationship with SunTrust Bank, which also serves as trustee and investment manager for the Crawford & Company Retirement Plan and the Crawford & Company Employee Disability Income Plan. SunTrust Bank also processes checks relating to loss fund accounts, which are used for payment of the Company’s clients’ claims. E. Jenner Wood, III, a Director of the Company, is Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, Central Group. The Board has determined that these relationships do not affect Mr. Wood’s independence. See “Corporate Governance – Director Independence.”

In June, 2008 the Company sold to Mr. J.C. Crawford the Company’s 6.25% interest in a leased aircraft from Avantair, Inc. Mr. J.C. Crawford paid the Company $390,000 for the aircraft share, which was the amount determined to be the fair market value of the aircraft by Avanair, Inc., per the terms of the Company’s lease agreement with Avantair, Inc. This transaction was ratified by the Audit Committee in accordance with the Company’s Related Party Transaction Approval Policy.

EQUITY COMPENSATION PLANS

The following table sets forth certain information concerning securities authorized for issuance under equity compensation plans as of December 31, 2008. Only the Company’s Class A Common Stock is authorized for issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,351,046	(1)	$6.67	(2)	3,840,821	(3)
Equity compensation plans not approved by security holders(4)	166,597		$4.29		—

	3,517,643				3,840,821

(1)	Shares issuable pursuant to the outstanding options under the Stock Option Plans (2,728,255), the Employee Stock Purchase Plan (148,000 shares), and the approved portion of the U.K. Sharesave Scheme (474,791).

(2)	Includes exercise prices for outstanding options under the Stock Option Plans, the Employee Stock Purchase Plan and the U.K. Sharesave Scheme (an employee stock purchase plan).

(3)	Represents shares which may be issued under the Employee Stock Purchase Plan (314,023 shares), the U.K. Sharesave Scheme (25,209 shares), and the Executive Stock Bonus Plan (3,501,589).

(4)	Represents shares under the unapproved portion of the U.K. Sharesave Scheme.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and greater than ten percent (10%) beneficial owners of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of such equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, the Company believes that, during the year ended December 31, 2008, all of its officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, Messrs. Lanier, Wood, Ridley and Benson, none of whom were officers or employees of the Company, were members of the Compensation Committee of the Company’s Board of Directors. None of the members of the Compensation Committee serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee. For a discussion concerning certain business relationships involving the Company, Mr. Wood, and SunTrust Banks, please see “Information with Respect to Certain Business Relationships and Related Transactions,” discussed above.

PROPOSAL 2 — APPROVAL OF AMENDMENT TO CRAWFORD & COMPANY EXECUTIVE STOCK BONUS PLAN

General.    On February 2, 2009, the Nominating/Corporate Governance/Compensation Committee of the Board of Directors (the “Compensation Committee”) adopted a resolution to make an additional 4,000,000 shares of Class A Common Stock available for awards under the Crawford & Company Executive Stock Bonus Plan (the “Plan”), attached as hereto Appendix A (which does not incorporate the proposed amendment which is the subject of this proposal).

Under the Plan, key employees of the Company and its subsidiaries may be granted restricted stock, performance share units, and stock options, which are collectively referred to as “Awards”. If the amendment is approved, Awards underlying a total of 8,000,000 shares of Class A Common Stock will be available for grant under the Plan. This total will include Awards made both before and after adoption of the proposed amendment. In any calendar year, no key employee may be granted more than 250,000 shares of restricted stock, performance share units with respect to more than 250,000 shares of Class A Common Stock, or options to acquire more than 250,000 shares of Class A Common Stock, under the Plan.

Individuals eligible to receive Awards under the Plan are key employees of the Company and its subsidiaries as selected by the Compensation Committee. As of December 31, 2008, there were 15 executive officers and approximately 250 employees other than executive officers eligible to receive Awards under the Plan.

Administration.    The Plan is administered by the Compensation Committee. The Compensation Committee must consist of two or more Directors who are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Compensation Committee determines which employees of the Company and its subsidiaries will be granted Awards and the terms of those Awards. The Compensation Committee has complete discretionary authority to interpret and administer the Plan and make changes to the terms and conditions of Awards. The Board has the authority to amend the Plan.

Performance Share Units.    A performance share unit is a bookkeeping unit that has a value equal to the fair market value of one share of Class A Common Stock. A key employee granted a performance share unit will receive an Award agreement, which will state the number of performance share units granted, the performance period and the conditions under which performance share units will be earned and vest. Payment of vested performance share units will be made in Class A Common Stock. Payment of stock will be made by March 15 of the year following the year of vesting (unless otherwise provided in an Award Agreement), after the Compensation Committee certifies that the performance share unit is payable.

Restricted Stock.    A share of restricted stock is a share of Class A Common Stock subject to restrictions on vesting. A grant of restricted stock will be evidenced by an Award agreement, which will state the number of shares of restricted stock granted, and the conditions under which the key employee’s interest in the underlying Class A Common Stock will become vested. Cash dividends will be paid directly to the key employee holding the restricted stock. The Award agreement will specify whether a cash dividend will be subject to the same vesting restrictions as are applicable to the underlying restricted stock or whether it will be paid to the key employee at the same time as dividends are paid to Company shareholders.

Options.    A stock option confers upon an option holder the right to purchase Class A Common Stock at a specified price, subject to such restrictions on vesting as the Compensation Committee may determine. The Plan authorizes grants of two types of stock options: incentive stock options and non-qualified stock options. A stock option grant will be evidenced by an Award agreement stating the terms and conditions under which the option will vest and be exercisable. In general, the Plan awards all options at fair market value as of the grant date and no option granted under the Plan will have a term exceeding ten years.

Vesting and Performance Goals.    The vesting conditions for Awards may relate to employment, performance goals or other conditions. Performance goals are established by the Compensation Committee from one or more of the following business criteria that are to be achieved during a performance period: (1) revenue growth, (2) operating earnings and margin (including pre-tax earnings), (3) operating cash flow, (4) client satisfaction, (5) market share, (6) earnings per share, (7) return on equity, or (8) any other business criteria as may be determined by the Compensation Committee. Performance goals may be based on (i) Company wide performance, (ii) performance of a subsidiary, division, region, department, function, branch, facility, or other operational unit of the Company, (iii) individual performance or (iv) any combination of the above. The vesting of an Award may also be based on the key employee’s achievement of an individual performance goal. The Compensation Committee has complete discretionary authority to determine whether an Award is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based” compensation.

Non-Transferability.    Awards are not transferable except by will or the laws of descent and distribution. During the key employee’s lifetime, Awards may be exercised only by the key employee.

Change in Capitalization.    If there is a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or similar event, then appropriate adjustments will be made by the Compensation Committee to the number and kind of shares available for issuance as Awards and to the number and kind of shares allocated to unvested Awards granted prior to such change.

Corporate Transactions.    Unless otherwise provided in an Award agreement, upon the consummation of (a) dissolution or liquidation of the Company, (b) a sale of all or substantially all of the assets of the Company, (c) a reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving or resulting corporation, or (d) a reverse merger in which the Company is the surviving corporation but the shares of Class A Common Stock outstanding immediately prior to the merger are converted by virtue of the merger to other property (collectively, a “Terminating Event”), any Award granted prior to the Terminating Event will vest in full and the payment for a performance share unit will be prorated for the period of time that has elapsed from the beginning of the performance period until the time of the Terminating Event.

Term of Plan.    The Plan will continue for a period of 10 years from the date of its original adoption on May 3, 2007, unless it is earlier terminated by the Board.

Federal Income Tax Consequences.    A description of the United States federal income tax consequences of participation in the Plan under present law is set forth below. This is only a general summary based on current federal income tax laws, regulations, and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein.

Performance Share Units.    A key employee will not be subject to tax upon the grant of a performance share unit. The key employee will generally recognize ordinary income equal to the fair market value of the Class A Common Stock received as payment on a performance share unit in the year that such shares are transferred to him or her. If the performance share unit is forfeited, the key employee will not recognize any income. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company is entitled to a deduction equal to the amount the key employee includes in ordinary income in the year of such inclusion.

Restricted Stock.    A key employee generally will not be subject to income tax upon the grant of restricted stock. When the restricted stock vests, the key employee will recognize ordinary income in an amount equal to the fair market value of the Class A Common Stock underlying the restricted stock award on the date of vesting. If the restricted stock is forfeited, the key employee will recognize no income. Any cash dividends paid on restricted stock will be taxed as ordinary income in the year the cash dividend is received. Stock dividends that are subject to vesting restrictions will be taxed as ordinary income in the year they vest. Stock dividends paid directly to the key employee will be taxed as ordinary income in the year received by the key employee.

A key employee may elect under section 83(b) of the Code (no later than 30 days after the date of grant) to recognize the fair market value of the shares of restricted stock as ordinary income at the time the restricted stock award is granted. A key employee who makes such an election will not recognize ordinary income when the restricted stock award vests, but if the restricted stock award is subsequently forfeited, the key employee will not be allowed a deduction. Further, if the key employee makes such an election, any dividend paid on restricted stock will be taxed as dividend income in the tax year that the dividend is received. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a deduction equal to the amount the key employee includes in his or her ordinary income in the year of such inclusion.

Incentive Stock Options.    A key employee generally will not be subject to income tax upon the grant or the exercise of an incentive stock option. Instead, the key employee will owe income tax after the employee disposes of the stock acquired by exercising the option. The tax owed will depend on the length of time the key employee has held the stock after exercise but before disposal of the stock received on exercise.

If the key employee holds stock received on exercise for at least two years from the date of the grant, and one year from the receipt of the stock, the employee will be taxed at the long-term capital gains rate on the spread between the exercise price and the disposition price. If the key employee has not held the stock received on exercise for at least two years from the date of the grant and at least one year from receipt of the stock, the employee will be taxed at ordinary income tax rates on the spread between the exercise price and the fair market value of the stock on the exercise date. In general, the Company cannot take a tax deduction respecting an option on which the employee satisfies the holding periods described above.

Additionally, the spread between an incentive stock option’s exercise price and the fair market value of the stock on the date of exercise constitutes a preference for purposes of calculating the key employee’s alternative minimum tax liability.

Non-Qualified Stock Options.    A key employee will generally not be subject to income tax upon the grant of a non-qualified stock option. On exercise of the non-qualified stock option, the key employee will recognize ordinary taxable income equal to the spread between the exercise price and the fair market value of the stock on the date of exercise. If the key employee continues to hold the stock following exercise, the key employee’s tax basis in the exercised stock will generally be equal to (i) the cash paid, increased by (ii) any amount included in the key employee’s income by virtue of exercising the option. The stock received on exercise will be taxed at upon subsequent disposition at capital gain rates, depending on how long after exercise the key employee holds the stock.

The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a tax deduction equal to the amount the key employee includes in his or her ordinary income by virtue of exercising a non-qualified stock option.

Section 409A.    The Company intends for Awards to comply, to the extent applicable, with Section 409A of the Code. However, if an Award is subject to Section 409A and if such Award does not meet the requirements of Section 409A, the key employee will include in gross income in the first year of the failure, any compensation deferred with respect to the Award for that year and all previous years (and earnings), to the extent not previously included in income and not subject to a substantial risk of forfeiture. The Company will receive a corresponding deduction for the amount included in the key employee’s income. The key employee also will be subject to an additional 20% tax on the amount included in income, as well as interest at the federal income tax underpayment rate plus 1% on the amounts that would have been included in income if the deferral had been included in the key employee’s income in the year deferred, or if later, the year the Award is no longer subject to a substantial risk of forfeiture.

The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the Crawford & Company Executive Stock Bonus Plan.

PROPOSAL 3 — ADOPTION OF INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

General. Effective as of March 15, 2009 the Board of Directors adopted, subject to shareholder approval, the International Employee Stock Purchase Plan (the “International Plan”), in the form attached as Appendix B hereto, covering one million (1,000,000) shares of the Company’s Class A Common Stock. The purpose of the International Plan is to give all Eligible Employees (as defined) the opportunity to purchase shares of Class A Common Stock of the Company through payroll deductions and thereby obtain or increase a proprietary interest in the Company.

Shares Subject to the International Plan.    The Board has reserved of 1,000,000 shares of the Company’s Class A Common Stock for issuance under the International Plan.

Administration.    The International Plan will generally be administered by the Board or a committee of the Board (as applicable, the “Administrator”). The Administrator has the authority to construe and interpret any of the provisions of the International Plan.

International Stock Purchase Rights.    Each offering under the International Plan will be for a period of twelve months. Offering periods begin on July 1, or if such date is not a “trading day” (as defined in the International Plan), the next trading day, with the first such offering period anticipated to commence on July 1, 2009 (assuming shareholders approve the International Plan). Each participant will be granted an option on the first day of the offering period and the option will be automatically exercised on the last day of each offering period during the offering period using the contributions the participant has made for this purpose. The purchase price for the Class A Common Stock purchased under the International Plan is 85% of the lesser of the fair market value of the Class A Common Stock on the first trading day of the applicable offering period and on the last trading day of the applicable offering period. The International Plan Administrator (as described below) has the power to change the duration of the offering periods.

In addition, to provide greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the International Plan permits us to grant purchase rights to purchase stock pursuant to rules or sub-plans adopted by the Administrator in order to achieve tax, securities law or other compliance objectives in non-U.S. jurisdictions. While the International Plan is an employee stock purchase plan, the awards will not qualify under Section 423 of the Internal Revenue Code.

Eligibility.    Employees of the Company or a Designated Subsidiary working in a location outside the U.S. are eligible to participate in the International Plan if they are customarily employed by the Company or by a Designated Subsidiary for more than twenty (20) hours per week and more than five (5) months in any calendar year. Awards may also be made to employees customarily employed for fewer hours or months if such employee has a right to participate in the International Plan under applicable law, as determined by the Administrator. Eligible employees may select a rate of payroll deduction between 1% and 10% of their compensation and are subject to certain maximum purchase limitations.

Special Limitations.    The International Plan imposes certain limitations upon a participant’s rights to acquire Class A Common Stock, including the following limitations:

•

purchase rights may not be granted to any individual who owns stock, including stock purchasable under any outstanding purchase rights, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary;

•

purchase rights granted to a participant may not permit the individual to accrue the right to purchase our Class A Common Stock at an annual rate of more than $25,000, valued at the time each purchase right is granted; and

•

unless otherwise approved by the Administrator in advance for future offering periods, no participant will be permitted to purchase during any offering period more than five thousand 5,000 shares of Class A Common Stock (subject to any adjustment pursuant to stock splits, recapitalizations, dividends or other similar events).

Termination of Purchase Rights.    A purchase right will terminate upon the participant’s election to withdraw from the International Plan. Any payroll deductions that the participant may have made with respect to the terminated purchase right will be refunded to the participant if the election to withdraw from the International Plan is received by the Company prior to the end of an offering period. A participant’s election to withdraw from the International Plan is irrevocable, and the participant may not rejoin the offering period for which the terminated purchase right was granted.

A purchase right will also terminate upon the participant’s termination of employment. Any payroll deductions that the participant may have made during the offering period in which the termination occurs will be refunded to the participant (or beneficiary in the event of his or her death).

In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Administrator, to terminate the International Plan, or any offering period thereunder, at any time.

Shareholder Rights.    No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf.

Assignability.    No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following the participant’s death. Each purchase right will, during the lifetime of the participant, be exercisable only by the participant.

Mergers, Consolidations and Change in Control.    The International Plan provides that, in the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of the proposed action, provided that the Administrator may, in its sole discretion, establish an earlier date for termination of the International Plan and provide each participant the opportunity to purchase shares under the International Plan prior to the termination. The International Plan also provides that, in the event of certain merger or “change-in-control” transactions, where the successor corporation refuses to assume or substitute for the option under an ongoing offering period, the offering period with respect to which such option relates will be shortened by setting a new exercise date that occurs before the date of the Company’s proposed merger or change in control.

Amendment of the Plan.    The Administrator has the authority to amend, suspend, or terminate the International Plan, except that stockholder approval is required to increase the number of shares that may be issued under the International Plan. The International Plan will terminate on June 1, 2019, unless terminated earlier under the terms of the International Plan. The effect of termination is that no new offering periods will commence under the International Plan, but any outstanding offering periods will continue according to their terms.

Federal Tax Consequences.    A description of the United States federal income tax consequences of participation in the Plan under present law is set forth below. This is only a general summary based on current federal income tax laws, regulations, and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein. The income tax consequences of participation in the International Plan will likely be different for those participants subject to tax in a non-U.S. jurisdiction.

No taxable income will be recognized by a participant as a result of the grant of the purchase rights issued under the International Plan. The participant will recognize ordinary income at the time of exercise of the purchase right in the amount of the difference between the fair market value of the shares at purchase and the amount paid for such shares under the International Plan. If the participant sells or disposes of the purchased shares more than 12-months after purchase, the participant will recognize long-term capital gain on any additional gain. If the participant sells or disposes of the purchased shares 12-months or less after purchase, then the participant will recognize short-term capital gain on any additional gain. The Company will be entitled to an income tax deduction in the year of exercise of the purchase right equal to the amount of ordinary income recognized by the participant as a result of such exercise.

The Board of Directors unanimously recommends a vote FOR the approval of the International Employee Stock Purchase Plan.

PROPOSAL 4 — ADOPTION OF CRAWFORD & COMPANY NON-EMPLOYEE DIRECTOR

STOCK PLAN

General.    Effective as of March 15, 2009, the Company’s Board of Directors (the “Board”) adopted, subject to shareholder approval, the Crawford & Company Non-Employee Director Stock Plan (the “Director Plan”), in the form attached as Appendix C hereto. The Director Plan will not become effective unless and until it is approved by the Company’s shareholders.

The Director Plan provides for the grant, to the non-employee directors of the Company, of restricted stock and stock options for shares of the Company’s Class A Common Stock. A total of 1,500,000 shares of Class A Common Stock are reserved for issuance under the Director Plan. The purpose of the Director Plan is to encourage stock ownership in the Company by non-employee directors, and to tie a portion of the non-employee directors’ compensation directly to shareholder value.

Under the Director Plan, non-employee directors of the Company may be granted restricted stock and stock options, which are collectively referred to as “Awards”. If the Director Plan is approved by the shareholders, Awards will be made under the Plan to the non-employee directors each year, at the time of the annual meeting of shareholders, of restricted stock having a grant date value of $30,000 (unless otherwise specified by the Board). Notwithstanding the foregoing, in any calendar year, no non-employee director may be granted more than 15,000 shares of restricted stock or options to acquire more than 50,000 shares of Class A Common Stock under the Director Plan.

Administration.    The Director Plan will be administered by the Nominating/Corporate Governance/Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee must consist of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Compensation Committee has complete discretionary authority to interpret and administer the Director Plan. The Board has the authority to determine Awards made under the Director Plan, and to amend the Plan.

Restricted Stock.    A share of restricted stock is a share of Class A Common Stock subject to restrictions on vesting. A grant of restricted stock will be evidenced by an Award agreement, which will state the number of shares of restricted stock granted, and the conditions under which the non-employee director’s interest in the underlying Class A Common Stock will become vested. Cash dividends will be paid directly to the non-employee director holding the restricted stock, at the same time as dividends are paid to Company shareholders.

Stock Options.    A stock option confers upon an option holder the right to purchase Class A Common Stock at a specified price, subject to such restrictions on vesting as the Board may determine. A stock option grant will be evidenced by an Award agreement stating the terms and conditions under which the option will vest and be exercisable. In general, the Director Plan authorizes Awards of options with a term of ten years, and no option will have an exercise price less than 100% of the fair market value of the Company’s Class A Common Stock as of the grant date.

Vesting.    The vesting conditions for Awards are established by the Board at the time of grant. Unless otherwise specified by the Board, each annual grant of restricted stock will vest on the January 1 following the date of grant.

Non-Transferability.    Awards are not transferable except by will or the laws of descent and distribution. During the non-employee director’s lifetime, Awards may be exercised only by the director.

Change in Capitalization.    If there is a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or similar event, then appropriate adjustments will be made by the Compensation Committee to the number and kind of shares available for issuance as Awards and to the number and kind of shares allocated to unvested or unexercised Awards granted prior to such change.

Corporate Transactions.    Unless otherwise provided in an Award agreement, upon the consummation of (a) dissolution or liquidation of the Company, (b) a sale of all or substantially all of the assets of the Company, (c) a reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving or resulting corporation, or (d) a reverse merger in which the Company is the surviving corporation but the shares of Class A Common Stock outstanding immediately prior to the merger are converted by virtue of the merger to other property, any Award granted prior to any such event will vest in full.

Term of Plan.    The Plan will continue for a period of 10 years from the date of its original adoption on May 5, 2009, unless it is earlier terminated by the Board.

Federal Income Tax Consequences.    A description of the United States federal income tax consequences of participation in the Director Plan under present law is set forth below. This is only a general summary based on current federal income tax laws, regulations, and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein.

Restricted Stock.    A non-employee director generally will not be subject to income tax upon the grant of restricted stock. When the restricted stock vests, the non-employee director will recognize ordinary income in an amount equal to the fair market value of the Class A Common Stock underlying the restricted stock award on the date of vesting. If the restricted stock is forfeited, the non-employee director will recognize no income. Any cash dividends paid on restricted stock will be taxed as ordinary income in the year the cash dividend is received.

A non-employee director may elect under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), no later than 30 days after the date of grant, to recognize the fair market value of the shares of restricted stock as ordinary income at the time the restricted stock award is granted. A non-employee director who makes such an election will not recognize ordinary income when the restricted stock award vests, but if the restricted stock award is subsequently forfeited, the non-employee director will not be allowed a deduction. Further, if the non-employee director makes such an election, any dividend paid on restricted stock will be taxed as dividend income in the tax year that the dividend is received. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a deduction equal to the amount the non-employee director includes in his or her ordinary income in the year of such inclusion.

Stock Options.    A non-employee director will generally not be subject to income tax upon the grant of a stock option. On exercise of the stock option, the non-employee director will recognize ordinary taxable income equal to the spread between the exercise price and the fair market value of the stock on the date of exercise. If the non-employee director continues to hold the stock following exercise, the non-employee director’s tax basis in the exercised stock will generally be equal to (i) the cash paid, increased by (ii) any amount included in the non-employee director’s income by virtue of exercising the option. The stock received on exercise will be taxed at upon subsequent disposition at capital gain rates, depending on how long after exercise the non-employee director holds the stock.

The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a tax deduction equal to the amount the non-employee director includes in his or her ordinary income by virtue of exercising a stock option.

Section 409A.    The Company intends for Awards to comply, to the extent applicable, with Section 409A of the Code. However, if an Award is subject to Section 409A and if such Award does not meet the requirements of Section 409A, the non-employee director will include in gross income in the first year of the failure, any compensation deferred with respect to the Award for that year and all previous years (and earnings), to the extent not previously included in income and not subject to a substantial risk of forfeiture. The Company will receive a corresponding deduction for the amount included in the non-employee director’s income. The non-employee director also will be subject to an additional 20% tax on the amount included in income, as well as interest at the federal income tax underpayment rate plus 1% on the amounts that would have been included in income if the deferral had been included in the non-employee director’s income in the year deferred, or if later, the year the Award is no longer subject to a substantial risk of forfeiture.

The Board of Directors unanimously recommends a vote FOR the approval of the Crawford & Company Director Equity Plan.

PROPOSAL 5 — RATIFICATION OF INDEPENDENT AUDITORS

Ernst & Young LLP has been selected by the Audit Committee of the Board of Directors to serve as independent auditors for the Company for the fiscal year 2009. Ernst & Young also served as the independent auditors of the Company for the Company’s 2007 and 2008 fiscal years. Although the selection and appointment of an independent auditor is not required to be submitted to a vote of shareholders, the Board of Directors has decided, as in the past, to ask the Company’s shareholders to ratify this appointment. Despite the selection of Ernst & Young LLP as the Company’s independent auditors and the ratification by the shareholders of that selection, the Audit Committee has the power at any time to select another auditor for 2009, without further shareholder action. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if he or she desires, and to respond to appropriate questions. In addition, a report of the Audit Committee in connection with the independence of the auditors, as well as other matters, follows the Board’s recommendation on this matter below.

Fees Paid to Ernst & Young LLP

In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provides some other permitted services to the Company and its foreign and domestic subsidiaries. Ernst & Young LLP has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2008 and 2007:

	2008	2007
Audit fees(1)	$2,501,938	$2,898,417
Audit related fees(2)	231,144	15,711
Tax fees(3)	322,129	281,398
All other fees	—	—

Total	$3,055,211	$3,195,526

(1)	Audit fees include annual financial statement audit, the audit of internal control over financial reporting, and statutory audits required internationally.

(2)	Audit related fees include: SAS 70 reports, accounting consultations, and attest services related to acquisitions.

(3)	Tax fees consist principally of professional services rendered by Ernst & Young LLP for tax compliance and tax planning and advice.

The Audit Committee reviews and pre-approves in addition to all audit services, all non-audit services to be provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services to the Audit Committee on which advance approval is requested. The Audit Committee reviews these requests and votes by resolution its approval or rejection of such non-audit services after due deliberation.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent auditors for 2009.

AUDIT COMMITTEE REPORT

In fulfilling its responsibilities to review the Company’s financial reporting process, the Audit Committee has reviewed and discussed with the Company’s management and the independent auditors the audited financial statements to be contained in the Annual Report on Form 10-K, for the fiscal year ended December 31, 2008. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committee, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In determining the independence of the auditors, the Audit Committee has considered, among other matters, whether the provision of services, other than those related to the audit of the Company’s annual financial statements, is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee further discussed those items contained in NYSE Listing Rules Section 303(A)(6) and otherwise complied with the obligations stated therein. The Audit Committee held five meetings during fiscal year 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for 2009, with this selection to be ratified by the shareholders.

JAMES D. EDWARDS, CHAIRMAN

J. HICKS LANIER

LARRY L. PRINCE

ROBERT T. JOHNSON

SHAREHOLDER PROPOSALS

Any shareholder proposal to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company no later than November 30, 2009 for inclusion in the proxy statement for that meeting in accordance with Rule 14a-8 under the Exchange Act. Pursuant to Rule 14a-4 under the Exchange Act and the By-laws of the Company, the Board of Directors may exercise discretionary voting authority at the 2010 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to have included in the Company’s proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal prior to February 11, 2010 and the shareholder satisfies the other requirements of Rule 14a-4(c).

OTHER MATTERS

The Board of Directors knows of no other matters other than those as described herein to be brought before the Annual Meeting. If any other matters come before the Annual Meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

March 27, 2009

APPENDIX A

CRAWFORD & COMPANY

EXECUTIVE STOCK BONUS PLAN

AS AMENDED AND RESTATED MARCH 1, 2008

CRAWFORD & COMPANY

EXECUTIVE STOCK BONUS PLAN

AS AMENDED AND RESTATED MARCH 1, 2008

SECTION  1.    Background.    The Board of Directors of Crawford & Company, a Georgia corporation, adopted the Crawford & Company Executive Stock Bonus Plan, pursuant to which certain of the Key Employees of the Company and Subsidiary Corporations could be granted Restricted Stock and Performance Share Units, effective March 1, 2005 (the “Original Plan”). The Plan, as set forth in this document, is an amendment and restatement of the Original Plan, adopted by the Board as of March 1, 2008. The Plan, as so amended and restated, provides also for the grant of Options to certain Key Employees. The amended and restated Plan will be effective as of the date it is approved by the shareholders of the Company. Notwithstanding anything to the contrary herein, no Option shall be granted under the Plan until shareholder approval of the Plan has been obtained; and provided further, that if shareholder approval of the Plan is not received within twelve (12) months after its adoption by the Board, the Plan, as amended and restated, shall be rescinded and the Original Plan shall continue without modification or interruption, as if this amendment and restatement had never been adopted.

SECTION  2.    Purpose of Plan.    The purpose of the Plan is to strengthen the Company and those corporations which are or later become Subsidiary Corporations, by providing to specific Key Employees added incentives for high levels of performance and to encourage stock ownership in the Company.

SECTION  3.    Definitions:

(a) “Award” means a Restricted Stock, Performance Share Unit or Option award.

(b) “Award Agreement” means the document that sets forth the terms and conditions of an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.

(f) “Committee” means the Nominating/Corporate Governance/Compensation Committee of the Board, or such other or successor committee as the Board may, from time to time, establish.

(g) “Company” means Crawford & Company, a Georgia corporation, and any successor to such corporation.

(h) “Covered Employee” means, with respect to any grant of an Option or Performance Share Unit, a Key Employee who the Committee determines is, or may be or become, a “covered employee” as defined in Section 162(m)(3) of the Code for a year.

(i) “Fair Market Value” means (1) the closing price for a share of Stock on the New York Stock Exchange (or if Stock is no longer traded on the New York Stock Exchange, on the exchange or quotation system which reports or quotes the closing price for a share of Stock) as accurately reported for any date (or, if no shares of Stock are traded on such date, for the immediately preceding date on which shares of Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (2) if no such price quotation is available, the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the foregoing, any determination of Fair Market Value shall be consistent with Code Section 409A to the extent applicable.

(j) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(k) “Individual Performance Goals” means the goal or goals, if any established by the Committee for individual performance measures, based on such objective or subjective criteria as the Committee deems appropriate.

(l) “Key Employee” means a salaried employee of the Company or a Subsidiary Corporation, as selected by the Committee.

(m) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(n) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option awarded in accordance with Section 9 of this Plan.

(o) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(p) “Participant” means any Key Employee awarded an Award.

(q) “Performance Goal” means the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a performance period determined by the Committee: (1) revenue growth; (2) operating earnings and margin; (3) operating cash flow; (4) client satisfaction; (5) market share; (6) earnings per share; (7) return on equity; or (8) any other business criteria as may be determined by the Committee. Performance Goals may be based (as the Committee deems appropriate) on (i) Company-wide (including Subsidiary Corporations) performance, (ii) performance of a subsidiary, division, region, department, function, branch, facility or other operational unit of the Company, (iii) individual performance (if applicable), or (iv) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee sets Performance Goals, the Committee shall establish the objective rules that the Committee will use to determine the extent, if any, that Performance Goals have been met. In establishing any such objective rules, the Committee may, to the extent it deems appropriate, take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Key Employee or the assumptions made by the Committee regarding such goals. With respect to awards to Covered Employees that are intended to comply with the requirements of Section 162(m) of the Code for “performance-based” compensation, any such adjustments shall be made in a manner consistent with such requirements.

(r) “Performance Share Unit” means a unit granted pursuant to Section 7 of this Plan, the value of which is equal to the Fair Market Value of one share of Stock and which is payable in Stock.

(s) “Plan” means this Crawford & Company Executive Stock Bonus Plan as Amended and Restated March 1, 2008, and as further amended from time to time.

(t) “Restricted Stock” means Stock granted in accordance with Section 8 of this Plan.

(u) “Stock” means the Class A Common Stock of the Company.

(v) “Subsidiary Corporation” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

(w) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or a subsidiary corporation.

(x) “Terminating Event” shall have the meaning ascribed to such term in Section 12 of this Plan, unless otherwise provided in an Award Agreement.

SECTION  4.    Eligibility.    Key Employees, who have been selected by the Committee as provided in Section 5, will be eligible to receive Awards.

SECTION  5.    Administration and Grant of Awards.    The Plan will be administered by the Committee consisting of two or more directors appointed by the Board who are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (“Rule 16b-3”)) and “outside directors” (within the meaning of Section 162(m) of the Code). Subject to the express provisions of the Plan, the Committee will have complete authority to determine those Key Employees to whom the Awards may be granted and the time or times, and the price at which, Awards may be granted or exercised, the vesting periods, the number of shares subject to each Award and, with respect to Options, whether an Option will be granted as a Non-Qualified Stock Option or as an Incentive Stock Option. Subject to the express provisions of the Plan, the Committee will also have complete authority to interpret the Plan and all Award Agreements, to prescribe, amend and rescind rules and regulations consistent with the Plan and relating to it, to determine the terms and provisions of each Award Agreement (which need not be the same), to determine the rights and obligations of Participants under the Plan and all Award Agreements, and to make all other determinations necessary or advisable in the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company. Any action of the Committee or its delegate shall be binding on the Company, each Subsidiary Corporation on each affected Key Employee and on each other person directly or indirectly affected by such action.

SECTION  6.    Shares Subject to the Plan and Award Limits.

(a) Share Reserve and Award Limits. There shall be 4,000,000 shares of Stock authorized for issuance under the Original Plan and this Plan in the aggregate. The Committee will determine the number of shares of Restricted Stock, Performance Share Units and/or Options awarded to a Participant. However, no Key Employee shall be granted more than 250,000 shares of Restricted Stock in any calendar year, no Key Employee shall be granted Performance Share Units with respect to more than 250,000 shares of Stock in any calendar year, and no Key Employee shall be granted in any calendar year Options to acquire more than 250,000 shares of Stock. Notwithstanding any other provisions of the Plan to the contrary, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Non-Qualified Stock Options is 1,000,000 shares of Stock, and the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Incentive Stock Options is 1,000,000 shares of Stock. More than one Award may be granted to the same Key Employee. The number of shares of Stock described above shall be subject to increase or decrease pursuant to the provisions of Section 11 of the Plan.

(b) Reversion of Shares to the Share Reserve. Any shares of Stock subject to an Award that remain unissued after the cancellation, expiration or exchange of the Award; any shares subject to an Award that are forfeited or cancelled; and any shares reflected by a Performance Share Unit or Option that are not issued due to the failure to satisfy any vesting conditions with respect to such Performance Share Unit or Option, shall be available for use in future grants under this Plan. In addition, any shares of Stock tendered to satisfy a withholding obligation shall be available for use in future grants under this Plan.

SECTION  7.    Performance Share Units.

(a) Committee Action. The Committee acting in its absolute discretion may grant Performance Share Units to Key Employees from time to time. Each such Performance Share Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Performance Share Units granted to the Key Employee and the performance period for the Award and shall describe the conditions under which the Performance Share Units will vest and be paid and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

(b) Vesting. The Committee acting in its absolute discretion may make Performance Share Units subject to one or more employment, performance or other vesting conditions (including, without limitation, Performance Goals and Individual Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the related Award Agreement shall set forth each vesting condition and the deadline for satisfying the same.

(c) No Adjustment for Cash Dividends. Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Section 11, there shall be no adjustment to Performance Share Units for dividends paid by the Company.

(d) Payment of Performance Share Units. Except as otherwise provided in an Award Agreement, payment of the entire vested Performance Share Unit or, if the Award provides for partial vesting, the entire vested portion of such Performance Share Unit, will be made in Stock between January 1 and March 15 of the calendar year following the year in which the Performance Share Units first become vested, after the Committee certifies that such Award or portion of an Award is payable.

SECTION  8.    Restricted Stock.

(a) Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Key Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall describe the conditions under which the Key Employee’s interest in the underlying Stock will become nonforfeitable, consistent with Section 8(b) below.

(b) Forfeiture Conditions. The Committee acting in its absolute discretion may make the forfeiture of Restricted Stock subject to the satisfaction of any conditions (including, without limitation, Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the Award Agreement shall describe each such condition and the deadline for satisfying each such condition. A Key Employee’s nonforfeitable interest in Restricted Stock shall depend on the extent he or she timely satisfies each forfeiture condition. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any forfeiture conditions applicable thereto.

(c) Dividends and Voting Rights. Any cash dividend declared on Restricted Stock shall be paid directly to the Key Employee holding such Restricted Stock. The Award Agreement shall specify whether a Stock dividend shall be treated as (1) Restricted Stock, and a Key Employee’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable or (2) in the same manner as a cash dividend and shall be transferred to the Key Employee on the date(s) such dividends are payable to the Company’s shareholders generally. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. A Key Employee shall have the right to vote Restricted Stock, to the extent such Restricted Stock has voting rights.

(d) Satisfaction of Forfeiture Conditions. Shares of Stock shall cease to be Restricted Stock at such time as provided in the Award Agreement.

SECTION  9.    Options.

(a) Committee Action. The Committee acting in its absolute discretion may grant Options to Key Employees from time to time. Each such Option grant shall be evidenced by an Award Agreement, which shall set forth the number of shares of Stock subject to the Option and which shall describe the conditions under which the Option will vest and become exercisable and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. All options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(b) Term. In the absence of a provision to the contrary in the individual Optionholder’s Award Agreement, and subject to the provisions of Section 9(d) of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, the term of the Option shall be 10 years from the date it was granted.

(c) Service Recipient Stock. Non-Qualified Stock Options may be granted only with respect to “service recipient stock” as such term is used in Code Section 409A.

(d) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten (110%) of the Fair Market Value of the Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and the Subsidiary Corporations) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(f) Exercise Price of an Incentive Stock Option. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted (or less than one hundred and ten percent (110%) in the case of a Ten Percent Shareholder).

(g) Exercise Price of a Non-Qualified Stock Option. The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

(h) Method of Exercise. The exercise of an Option shall be made by giving notice delivered in person or by mail to the person designated by the Company, specifying the number of shares of Stock to be purchased accompanied by payment therefor. Unless otherwise provided in an Award Agreement, when an Option is being exercised only in part, not less than fifty (50) shares of Stock may be covered by any such partial exercise.

(i) Consideration.

(i) The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by check at the time the Option is exercised or (b) at the discretion of the Committee (1) by delivery to the Company of other shares of Stock (subject to such requirements as may be imposed by the Committee), (2) if there is a public market for the Stock at such time, and to the extent permitted by applicable law, pursuant to a “same day sale” program that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (3) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (4) by some combination of the foregoing. In each such case, the combination of any cash and property used to pay the purchase price shall have a Fair Market Value on the exercise date equal to the applicable exercise price.

(ii) Unless otherwise specifically provided in the Award Agreement, the purchase price of Stock acquired pursuant to an Award that is paid by delivery to the Company of other Stock, which Stock was acquired, directly or indirectly from the Company, shall be paid only by shares of the Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).

(iii) Whenever a Participant is permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirements by presenting proof of beneficial ownership of such Stock, in which case the Company shall treat the Option as exercised or redeemed without further payment and shall withhold such number of shares of Stock from the Stock acquired under the Option. When necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.

(j) Vesting Generally. Options granted under the Plan shall be exercisable at such times and upon such terms and conditions as may be determined by the Committee. The vesting provisions of individual Options may vary.

(k) Termination of Options. Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option described in Section 9(d) of this Plan or at the time of termination of an Optionholder’s employment with the Company and all Subsidiary Corporations shall lapse and terminate, and shall not be exercisable by the Optionholder or any other person, unless otherwise provided for in the Award Agreement.

(l) No Repricing of Options. The Committee shall have no authority to make any adjustment or amendment (except as provided in Section 11 of this Plan), and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

SECTION  10.    Non-Transferable.    No Award will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Award will be null and void and without effect.

SECTION  11.    Change in Capitalization.    If the outstanding shares of Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number or kind of shares, and the exercise price per share, allocated to unvested or unexercised Awards, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be made by the Board or the Committee, whose determination as to what adjustments will be made, and to the extent thereof, will be final and conclusive. No fractional shares of Stock will be issued under the Plan on account of any such adjustment. Any actions taken under this Section 11 shall be made in accordance with any applicable provisions of Code Section 409A, including without limitation restrictions with regard to the adjustment of stock options that are considered exempt from Code Section 409A.

SECTION  12.    Corporate Transactions.    Except as otherwise provided in an Award Agreement, upon the consummation of (a) the dissolution or liquidation of the Company, (b) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, (c) a sale of substantially all of the assets of the Company to another person, or (d) a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are converted by virtue of the merger to other property (a “Terminating Event”), any Award granted prior to the Terminating Event will vest in full and a Performance Share Unit Award shall be paid out as if all of the Performance Goals, Individual Performance Goals or other vesting conditions had been satisfied in full, but prorated for the period of time that has elapsed from the beginning of the performance period for such Award until the consummation of the corporate transaction described in this Section 12.

SECTION  13.    Disposition of Shares.    Any Participant who acquires Stock pursuant to an Award will, so long as he or she remains an employee of the Company or Subsidiary Corporation, be obligated to advise the Company in the case of each sale or other disposition of any Stock so acquired, such advice to be given to the Company immediately upon the occurrence of any such sale or other disposition.

SECTION  14.    Award Agreement.    Each Award granted will be evidenced by a written Award Agreement executed by the Company, and will contain each of the provisions and agreements herein specifically required to be contained therein, and in addition it may contain other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan.

SECTION  15.    Amendment of Plan.    The Board may make changes in the Plan, and the Committee may, with consent of the Participant, make changes in the terms and conditions of his or her Award, as they will deem advisable; provided, however, an Award may be amended by the Committee unilaterally to the extent the Committee deems it necessary to comply with Code Section 409A; and, provided further, in the event any changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.

SECTION  16.    Termination of Plan.    The Plan will continue until May 3, 2017; provided however, that the Board may terminate the Plan at any time within its absolute discretion. No such termination, other than as provided for in Section 12, Corporate Transactions, will in any way affect any Award then outstanding.

SECTION  17.    Applicable Law; Severability; Interpretation.    The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Georgia. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

SECTION  18.    Shares Reserved.    The Company will at all times during the term of the Plan reserve and keep available the number of shares of Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

SECTION  19.    No Shareholder Rights.    Except as provided in Section 8, Restricted Stock, no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or her under this Plan or his or her exercise of such Award pending the actual delivery of Stock subject to such Award to such Participant.

SECTION  20.    No Contract of Employment.    The grant of an Award under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights in connection with the termination of his or her employment in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.

SECTION  21.    Titles.    Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION  22.    Securities Registration.    Each Award Agreement shall provide that, upon the receipt of Stock, the Key Employee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.

SECTION  23.    Withholding.    Each Award shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Award or the satisfaction of any forfeiture or vesting conditions with respect to such Award. A Key Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

SECTION  24.    Other Conditions.    Each Award Agreement may require that a Key Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to such Award or provides for the repurchase of such Stock by the Company under certain circumstances.

SECTION  25.    Rule 16b-3.    The Committee shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Stock under this Plan to a Key Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such grant or transfer.

SECTION  26.    Performance-Based Compensation under Section 162(m) of the Code.    The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based” compensation. Unless otherwise expressly stated in an Award Agreement, each Option and Performance Share Unit granted to a Covered Employee under the Plan is intended to be “performance-based” compensation and the Committee shall interpret and administer the provisions of the Plan and Award Agreements in a manner consistent therewith. Furthermore, if any provision of the Plan or of any such Award Agreement does not comply or is inconsistent with the requirements of Section 162(m) of the Code for “performance-based” compensation, such provision shall be deemed amended to the extent necessary to conform to such requirements. With respect to any Award intended to so qualify as “performance-based” compensation, the Committee may provide that such Award shall be subject to the additional terms and conditions of the Company’s Management Team Incentive Compensation Plan.

SECTION  27.    Code Section 409A.    It is the intent of the Company that the operation and administration of the Plan and all Award Agreements under the Plan comply with Code Section 409A to the extent applicable, and not cause the acceleration of taxation, or the imposition of penalty taxes or interest, under Code Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” as such term is used in Code Section 409A, then any payment to the Participant described in the Plan or an Award Agreement upon his or her termination of employment that is not exempt from Code Section 409A, and that constitutes “deferred compensation” under Code Section 409A that is payable on account of “separation from service” (within the meaning of Code Section 409A), and that is otherwise payable within 6 months after Participant’s separation from service, shall instead be made on the date 6 months after such separation from service.

APPENDIX B

Crawford & Company

International Employee Stock Purchase Plan

1.  Purpose.    The purpose of the Plan is to provide non-U.S. employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company in the belief that such ownership will increase his or her interest in the success of the Company and will provide an additional incentive for him or her to remain in the employ of the Company or such Designated Subsidiary. This Plan document also authorizes the grant of rights to purchase stock pursuant to rules, procedures or sub-plans adopted by the Board or Committee designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States.

2.  Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two (2) year period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

(e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(f) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(g) “Common Stock” means the Class A common stock of the Company.

(h) “Company” means Crawford & Company, a Georgia corporation, including any successor thereto.

(i) “Compensation” means an Employee’s base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, sales commission, and other compensation.

(j) “Designated Subsidiary” means any Parent or Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Director” means a member of the Board.

(l) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, provided, however that the Board or Committee appointed by the Board may determine that Employees are eligible to participate in the Plan even if they are employed for less than twenty (20) hours per week or less than five (5) months in any calendar year by the Employer, if such Employee has a right to participate in the Plan under applicable law. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

(m) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o) “Exercise Date” means the last day of each Offering Period.

(p) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(q) “Fiscal Year” means the fiscal year of the Company.

(r) “New Exercise Date” means a new Exercise Date implemented by shortening any Offering Period then in progress.

(s) “Offering Date” means the first Trading Day of each Offering Period.

(t) “Offering Period” means a period of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following June 30. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20 and 21.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Plan” means this Crawford & Company International Employee Stock Purchase Plan.

(w) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for future Offering Periods pursuant to Section 20.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code or other entity of which not less than 50% of the voting shares are held by the Company or a Subsidiary.

(y) “Trading Day” means a day on which the national stock exchanges are open for trading.

3.  Eligibility.

(a) Offering Periods. Any individual who is an Employee on a given Offering Date will be eligible to participate in such Offering Period, subject to the requirements of Section 5.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company. In addition, Employees shall be limited in their contributions for a calendar year to a sum of U.S. $21,250 (or its equivalent in local currency).

4.  Offering Periods.    The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after July 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.  Participation.    An Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6.  Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator, in its discretion, may decide that an Employee may submit contributions by means other than payroll deductions. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions for a participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 3(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax withholding liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

7.  Grant of Option.    On the Offering Date of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Employee be permitted to purchase during any Offering Period more than 5,000 shares of the Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that each Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.  Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9.  Delivery.    As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10.  Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.  Termination of Employment.    Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.

12.  Interest.    No interest will accrue on the payroll deductions of a participant in the Plan unless otherwise required under local law as determined by the Administrator.

13.  Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 1,000,000 shares.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or, at the sole discretion of the Company, in the name of the participant and his or her spouse.

14.  Administration.    The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling payroll deductions, making of contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold payroll deductions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. The Administrator may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

15.  Designation of Beneficiary.

(a) At the sole discretion of the Administrator, a participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.

16.  Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.  Use of Funds.    The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions unless otherwise required under local law. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

18.  Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.  Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.  Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that adding additional shares available for sale under the Plan (other than pursuant to Section 19(a)) shall require stockholder approval. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, contribution percentages, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v) reducing the maximum number of shares a participant may purchase during any Offering Period. Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21.  Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Conditions Upon Issuance of Shares.    Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.  Term of Plan.    The Plan will become effective on June 1, 2009, provided its adoption by the Board and its approval by the stockholders of the Company have occurred prior to this date. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 20.

24.  Reimbursement of Taxes.    The Administrator shall have the discretion to require reimbursement from any Plan participant in full for any liability that the Company or the Employer incurs towards any tax paid or payable in respect to participant’s participation in the Plan, the grant of any option pursuant to the Plan, or the exercise of participant’s option, provided that such reimbursement is provided for in the subscription agreement.

The Company may require security for such reimbursement of taxes as a precondition to participant participating in the Plan, the grant of any option, or the exercise of this option on behalf of Participant. The Administrator shall have the authority to approve additional documents or forms which may be requested by the Company for such security, collection or otherwise for reimbursement of such taxes to the Company.

25.  Stockholder Approval.    The Plan is subject to approval by the stockholders of the Company. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.  Governing Law.    The Plan shall be governed by Georgia law, without regard to that State’s choice of law rules.

APPENDIX C

CRAWFORD & COMPANY

NON-EMPLOYEE DIRECTOR STOCK PLAN

CRAWFORD & COMPANY

NON-EMPLOYEE DIRECTOR STOCK PLAN

SECTION  1.    Plan Established.    The Board of Directors of Crawford & Company, a Georgia corporation, adopted the Crawford & Company Non-Employee Director Stock Plan, pursuant to which the Company’s Non-Employee Directors may be granted Restricted Stock and/or Non-Qualified Stock Options, as of March 31, 2009 (the “Plan”). The Plan will be effective as of the date it is approved by the shareholders of the Company. No Award shall be granted under the Plan until shareholder approval of the Plan has been obtained and, if shareholder approval of the Plan is not obtained within twelve (12) months after its adoption, the Plan shall be rescinded and terminated.

SECTION  2.    Purpose of Plan.    The purpose of the Plan is to strengthen the Company by encouraging stock ownership in the Company by Non-Employee Directors.

SECTION  3.    Definitions:

(a) “Award” means a Restricted Stock or Option award.

(b) “Award Agreement” means the document that sets forth the terms and conditions of an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.

(f) “Committee” means the Nominating/Corporate Governance/Compensation Committee of the Board, or such other or successor committee as the Board may, from time to time, establish.

(g) “Company” means Crawford & Company, a Georgia corporation, and any successor to such corporation.

(h) “Fair Market Value” means (1) the closing price for a share of Stock on the New York Stock Exchange (or if Stock is no longer traded on the New York Stock Exchange, on the exchange or quotation system which reports or quotes the closing price for a share of Stock) as accurately reported for any date (or, if no shares of Stock are traded on such date, for the immediately preceding date on which shares of Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (2) if no such price quotation is available, the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the foregoing, any determination of Fair Market Value shall be consistent with Code Section 409A to the extent applicable.

(i) “Non-Employee Director” means any member of the Board who is not, at the time of grant of an Award, an employee or officer of the Company or a Subsidiary Corporation.

(j) “Option” and “Non-Qualified Stock Option” mean an option awarded in accordance with Section 8 of this Plan.

(k) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(l) “Participant” means any Non-Employee Director to whom an Award is made.

(m) “Plan” means this Crawford & Company Non-Employee Director Stock Plan, as amended from time to time.

(n) “Restricted Stock” means Stock granted in accordance with Section 7 of this Plan.

(o) “Stock” means the Class A common stock of the Company.

(p) “Subsidiary Corporation” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

(q) “Terminating Event” shall have the meaning ascribed to such term in Section 11 of this Plan, unless otherwise provided in an Award Agreement.

SECTION  4.    Eligibility.    Each Non-Employee Director will be eligible to receive Awards under the Plan. Unless otherwise specified by the Board, on the day following the date of each annual meeting of the shareholders of the Company (including without limitation the annual meeting of the shareholders at which shareholder approval of this Plan is obtained), each Non-Employee Director shall receive an Award of Restricted Stock having a Fair Market Value as of such day of Thirty Thousand and No/Dollars ($30,000.00), rounded down to the nearest whole share.

SECTION  5.    Administration and Grant of Awards.    The Plan will be administered by the Committee. Subject to the Plan and applicable law, the Committee will have complete authority to interpret the Plan and all Award Agreements, to prescribe, amend and rescind rules and regulations consistent with the Plan and relating to it, to determine the rights and obligations of Participants under the Plan and all Award Agreements, and to make all other determinations necessary or advisable in the administration of the Plan. Any action of the Committee shall be binding on the Company, each Subsidiary Corporation on each affected Non-Employee Director and on each other person directly or indirectly affected by such action.

SECTION  6.    Shares Subject to the Plan and Award Limits.

(a) Share Reserve. There shall be 1,500,000 shares of Stock authorized for issuance under the Plan.

(b) Award Limits. Notwithstanding any other provisions of the Plan to the contrary, no Non-Employee Director shall be granted more than 15,000 shares of Restricted Stock in any calendar year, and no Non-Employee Director shall be granted in any calendar year Options to acquire more than 50,000 shares of Stock.

(c) Reversion of Shares to the Share Reserve. Any shares of Stock subject to an Award that remain unissued after the cancellation, expiration or exchange of the Award; any shares subject to an Award that are forfeited or cancelled; and any shares subject to an Option that are not issued due to the failure to satisfy any vesting conditions with respect to such Option, shall be available for use in future grants under this Plan.

(d) Adjustments. The number of shares of Stock described above in this Section 6 shall be subject to increase or decrease pursuant to the provisions of Section 10 of the Plan.

SECTION  7.    Restricted Stock.

(a) Award Agreements. Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall describe the conditions under which the Non-Employee Director’s interest in the underlying Stock will become nonforfeitable, consistent with Section 7(b) below.

(b) Forfeiture Conditions. Except as otherwise specified by the Board with respect to any Award of Restricted Stock, each Award of Restricted Stock shall be forfeited if a Non-Employee Director does not remain, for any reason other than his or her death, a member of the Board through the January 1 next following the date on which the Award is made. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of the forfeiture conditions applicable thereto.

(c) Dividends and Voting Rights. The amount of any cash dividend declared on shares of Stock shall be paid directly to the Non-Employee Director holding shares of Restricted Stock, and shall be paid on the same date(s) such dividends are payable to the Company’s shareholders generally. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. A Non-Employee Director shall have the right to vote Restricted Stock, to the extent such shares of Stock have voting rights.

(d) Satisfaction of Forfeiture Conditions. Shares of Stock shall cease to be Restricted Stock immediately upon the lapse of the forfeiture conditions described in subsection (b) (or as otherwise may be specified in advance by the Board and provided in an Award Agreement).

SECTION  8.    Options.

(a) Award Agreements. Any Option grant under the Plan shall be evidenced by an Award Agreement, which shall set forth the number of shares of Stock subject to the Option and which shall describe the conditions under which the Option will vest and become exercisable and other terms and conditions of the Award. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(b) Term. In the absence of a provision to the contrary in the individual Optionholder’s Award Agreement, the term of the Option shall be 10 years from the date it was granted.

(c) Service Recipient Stock. Non-Qualified Stock Options may be granted only with respect to “service recipient stock” as such term is used in Code Section 409A.

(d) Exercise Price. The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

(e) Method of Exercise. The exercise of an Option shall be made by giving notice delivered in person or by mail to the person designated by the Company, specifying the number of shares of Stock to be purchased accompanied by payment therefor. Unless otherwise provided in an Award Agreement, when an Option is being exercised only in part, not less than fifty (50) shares of Stock may be covered by any such partial exercise.

(f) Consideration.

(i) The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by check at the time the Option is exercised, or (b) at the discretion of the Company (1) by delivery to the Company of other shares of Stock (subject to such requirements as may be imposed by the Company), (2) if there is a public market for the Stock at such time, and to the extent permitted by applicable law, pursuant to a “same day sale” program that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (3) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (4) by some combination of the foregoing. In each such case, the combination of any cash and property used to pay the purchase price shall have a Fair Market Value on the exercise date equal to the applicable exercise price.

(ii) Whenever a Participant is permitted to pay the exercise price of an Option by delivering Stock, the Participant may, subject to procedures satisfactory to the Company, satisfy such delivery requirements by presenting proof of beneficial ownership of such Stock, in which case the Company shall treat the Option as exercised or redeemed without further payment and shall withhold such number of shares of Stock from the Stock acquired under the Option.

(g) Vesting Generally. Options granted under the Plan shall be exercisable at such times and upon such terms and conditions as may be specified by the Board. The vesting provisions of individual Options may vary.

(h) Termination of Options. Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option or at the time of termination of an Optionholder’s Board membership shall lapse and terminate, and shall not be exercisable by the Optionholder or any other person, unless otherwise provided for in the Award Agreement.

(i) No Repricing of Options. The Committee shall have no authority to make any adjustment or amendment (except as provided in Section 10 of this Plan), and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

SECTION  9.    Non-Transferable.    No Award will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Award will be null and void and without effect. During the lifetime of an Optionholder, an Option will be exercisable only by the Optionholder.

SECTION  10.    Change in Capitalization.    If the outstanding shares of Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number or kind of shares, and the exercise price per share, allocated to unvested or unexercised Awards, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be limited to, and will be made on the same basis as, those made under the Crawford & Company Executive Stock Bonus Plan, established effective March 1, 2005, as amended from time to time, or a successor to such plan. No fractional shares of Stock will be issued under the Plan on account of any such adjustment. Any actions taken under this Section 10 shall be made in accordance with any applicable provisions of Code Section 409A, including without limitation restrictions with regard to the adjustment of stock options that are considered exempt from Code Section 409A.

SECTION  11.    Corporate Transactions.    Except as otherwise provided in an Award Agreement, upon the consummation of (a) the dissolution or liquidation of the Company, (b) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, (c) a sale of substantially all of the assets of the Company to another person, or (d) a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are converted by virtue of the merger to other property (a “Terminating Event”), any Award granted prior to the Terminating Event will vest in full.

SECTION  12.    Disposition of Shares.    Any Participant who acquires Stock pursuant to an Award will, so long as he or she remains a member of the Board, be obligated to advise the Company in the case of each sale or other disposition of any Stock so acquired, such advice to be given to the Company immediately upon the occurrence of any such sale or other disposition.

SECTION  13.    Award Agreement.    Each Award granted under the Plan will be evidenced by a written Award Agreement executed by the Company, which may contain other terms and conditions as the Company may deem desirable and which are not inconsistent with the Plan.

SECTION  14.    Amendment of Plan.    The Board may make changes in the Plan and, with consent of the Participant, make changes in the terms and conditions of his or her Award, as they deem advisable; provided, however, an Award may be amended by the Board unilaterally to the extent the Board deems it necessary to comply with Code Section 409A; and, provided further, in the event any changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.

SECTION  15.    Termination of Plan.    The Plan will continue for a period of ten (10) years from the date upon which it is approved by the shareholders of the Company; provided however, that the Board may terminate the Plan at any time in its absolute discretion. No such termination, other than as provided for in Section 11, Corporate Transactions, will in any way affect any Award then outstanding.

SECTION  16.    Applicable Law; Severability; Interpretation.    The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Georgia. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

SECTION  17.    Shares Reserved.    The Company will at all times during the term of the Plan reserve and keep available the number of shares of Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

SECTION  18.    No Shareholder Rights.    Except as provided in Section 7, Restricted Stock, no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or her under this Plan or his or her exercise of such Award pending the actual delivery of Stock subject to such Award to such Participant.

SECTION  19.    Board Service.    Nothing in this Plan, nor the grant of any Award under this Plan, shall confer on a Participant any right to continue to serve as a member of the Board, nor is there any implied agreement or understanding that any Non-Employee Director will be nominated for reelection to the Board, and shall confer on a Participant only those rights expressly set forth in the Award Agreement that evidences his or her Award.

SECTION  20.    Titles.    Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION  21.    Other Conditions.    Each Award Agreement may require that a Participant enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to such Award or provides for the repurchase of such Stock by the Company under certain circumstances.

SECTION  22.    Rule 16b-3.    The Board shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Stock under this Plan to a Participant as the Board deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such grant or transfer.

SECTION  23.    Intent with Respect to Code Section 409A.    It is the intent of the Company that the operation and administration of the Plan and all Award Agreements under the Plan comply with Code Section 409A, to the extent applicable, and not cause the acceleration of taxation, or the imposition of penalty taxes or interest, under Code Section 409A. The Plan and Award Agreements shall be interpreted and administered consistent with such intent.

Crawford

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, AND 5.

1. Proposal to elect the nine (9) nominees listed below as Directors (except as indicated to the contrary below).

01 - T. W. Crawford 02 - P. G. Benson 03 - J. T. Bowman 04 - J. C. Crawford 05 - J. D. Edwards

06 - J. H. Lanier 07 - C. H. Ogburn 08 - C. H. Ridley 09 - E. J. Wood, III

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

01 02 03 04 05 06 07 08 09

For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

For Against Abstain For Against Abstain

2. Proposal to approve an amendment of the Crawford & Company Executive Stock Bonus Plan to increase the number of shares of Class A Common Stock available under the Plan by 4,000,000.

3. Proposal to adopt the Crawford & Company International Employee Stock Purchase Plan.

4. Proposal to adopt the Crawford & Company Non-Employee Director Stock Plan.

5. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the 2009 fiscal year.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.

1 U P X 0 2 1 4 1 6 2

<STOCK#> 010YEB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CRAWFORD & COMPANY

Annual Meeting of Shareholders To Be Held May 5, 2009. This Proxy is Solicited by the Board of Directors.

The undersigned hereby appoints J. T. Bowman, W. B. Swain and A. W. Nelson, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Crawford & Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Crawford & Company to be held at the headquarters of the Company, 1001 Summit Boulevard, N.E., Atlanta, Georgia on May 5, 2009 at 2:00 P.M., and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and upon any other business that may properly come before the meeting or any adjournment or postponement thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the matters described in the accompanying Proxy Statement as specified herein, and otherwise in their discretion.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS AS SET FORTH ON THE REVERSE SIDE.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 27, 2009.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.

CRAWFORD

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 5, 2009.

Vote by Internet

• Log on to the Internet and go to

www.envisionreports.com/CRD

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, AND 5.

1. Proposal to elect the nine (9) nominees listed below as Directors (except as indicated to the contrary below).

01 - T. W. Crawford 02 - P. G. Benson 03 - J. T. Bowman 04 - J. C. Crawford 05 - J. D. Edwards

06 - J. H. Lanier 07 - C. H. Ogburn 08 - C. H. Ridley 09 - E. J. Wood, III

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT—To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01 02 03 04 05 06 07 08 09

For Against Abstain

2. Proposal to approve an amendment of the Crawford & Company Executive Stock Bonus Plan to increase the number of shares of Class A Common Stock available under the Plan by 4,000,000.

For Against Abstain

3. Proposal to adopt the Crawford & Company International Employee Stock Purchase Plan.

4. Proposal to adopt the Crawford & Company Non-Employee Director Stock Plan.

5. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the 2009 fiscal year.

B Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 0 2 1 4 1 6 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 010YCB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CRAWFORD & COMPANY

Annual Meeting of Shareholders To Be Held May 5, 2009. This Proxy is Solicited by the Board of Directors.

The undersigned hereby appoints J. T. Bowman, W. B. Swain and A. W. Nelson, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Crawford & Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Crawford & Company to be held at the headquarters of the Company, 1001 Summit Boulevard, N.E., Atlanta, Georgia on May 5, 2009 at 2:00 P.M., and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and upon any other business that may properly come before the meeting or any adjournment or postponement thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the matters described in the accompanying Proxy Statement as specified herein, and otherwise in their discretion.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS AS SET FORTH ON THE REVERSE SIDE.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 27, 2009.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.